SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ANGELICA CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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.

Dear Shareholder:

       It is my pleasure to invite you to attend the 2006 Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, October 31, 2006, at the Saint Louis Club, 14th Floor, 7701 Forsyth Boulevard, Clayton, Missouri. In addition to the formal items of business to be brought before the meeting, members of management will review Angelica’s performance and answer your questions.

       This booklet includes the Notice of Annual Meeting of Shareholders, as well as the Proxy Statement which describes the business that will be acted upon at the annual meeting. Your proxy card is also enclosed. We encourage you to read this proxy statement and take a moment to vote your shares as soon as possible as it is important that your shares are represented, no matter how many shares you own. We also encourage you to read the Annual Report to Shareholders for the fiscal year ended January 28, 2006. It includes information about Angelica, as well as our audited financial statements. A copy of our Annual Report was previously sent to you or is included with this Proxy Statement. A return envelope for your proxy card is enclosed for convenience. Shareholders of record also have the option of voting by using a toll-free telephone number or via the internet. Instructions for using these services are included on the proxy card.

       Thank you for your continued support of Angelica. I look forward to seeing you on October 31, 2006.

                                                            Sincerely,

                                                            Stephen M. O’Hara
                                                            Chairman, President and
                                                            Chief Executive Officer

October 6, 2006
424 South Woods Mill Road
Chesterfield, Missouri 63017-3406

i

424 South Woods Mill Road
Chesterfield, MO 63017-3406

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, October 31, 2006
Time:	10:00 a.m.
Place:	Saint Louis Club, 14th Floor 7701 Forsyth Boulevard Clayton, Missouri

Matters to be voted on:

  Election of two directors to serve for three-year terms;

  Approval of the amendment and restatement of the Angelica Corporation 1999 Performance Plan;

  Ratification of appointment of Deloitte & Touche LLP as Angelica’s independent registered public accounting firm for fiscal year 2006; and

  Any other matters properly brought before the meeting or any adjournment thereof.

This proxy statement and proxy card were distributed to shareholders on or about October 6, 2006. The Board of Directors set a record date for this meeting to be the close of business on September 15, 2006.

By order of the Board of Directors, Steven L. Frey Vice President, General Counsel and Secretary

October 6, 2006
St. Louis, Missouri

Whether or not you expect to attend the annual meeting, please date, sign and promptly return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. Shareholders of record also have the option of voting by telephone or internet, as described on the proxy card.

GENERAL INFORMATION

Why am I Receiving the Proxy Materials?

       Angelica’s Board of Directors is soliciting proxies to be voted at the 2006 Annual Meeting of Shareholders. This proxy statement summarizes information you need to know to grant a proxy or to vote at the annual meeting. Throughout this proxy statement when the terms “Angelica,” “the Company,” “we” or “us” are used, they refer to Angelica Corporation.

Who Can Vote?

       Shareholders of Angelica as of the close of business on September 15, 2006, are entitled to vote at the annual meeting. On September 15, 2006, 9,501,704 shares of our common stock were issued and outstanding. Each share of common stock is entitled to one vote on each matter to be considered at the meeting.

How Many Votes Do I Have?

       You may vote all of the shares of Angelica common stock that you owned at the close of business on September 15, 2006, the record date for the annual meeting. These shares include:

  shares held directly in your name as the “shareholder of record;”

  shares held for you as the beneficial owner through a broker, bank or other nominee in “street name;” and shares credited to your account in the dividend reinvestment plan and employee benefit plans held in custody by the trustee, UMB Bank, N.A., and your 401(k) savings plan account held in custody by the trustee, Marshall & Ilsley Trust Company, N.A.

       The enclosed proxy card shows the number of shares that you are entitled to vote.

       If you receive more than one proxy card, it is an indication that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all of your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name(s) and address. You may do this by contacting our transfer agent, UMB Bank, N.A. at 1-800-884-4225.

       Shareholders do not have the right to cumulate their votes. Your individual vote is confidential and will not be disclosed to third parties.

What is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?

       Many shareholders hold their shares through a broker, bank or other nominee in “street name” rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholders of Record

       If your shares are registered directly in your name with the transfer agent, UMB Bank, N.A., you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you.

Beneficial Owner

       If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you bring with you a legal proxy from the shareholder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How Do I Vote by Proxy?

       Registered shareholders may vote by telephone, internet or mail. Telephone and internet voting information is provided on the proxy card. A proxy control number, located on the proxy card, is designed to verify your identity, allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting by telephone or internet will help us reduce costs.

  Voting by telephone
  In the U.S. and Canada, you may call toll-free 1-888-693-8683. Telephone voting is available 24 hours a day, 7 days a week until 6:00 a.m., EST, October 31, 2006. If you vote by telephone, you do not need to return your proxy card.

  Voting by internet
  You may also choose to vote via the internet at www.cesvote.com. Internet voting is available 24 hours a day, 7 days a week until 6:00 a.m., EST, October 31, 2006. If you vote via the internet, you do not need to return your proxy card.

  Voting by mail
  If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it to the Proxy Tabulator in the postage-paid envelope provided.

       If your shares are held in street name, you should follow the voting instructions on the form provided by your broker, bank or other nominee. The availability of telephone and internet voting will depend on their voting processes.

May I Revoke My Proxy?

       You may revoke your proxy:

  by submitting another proxy by telephone, internet or mail;

  by notifying our Corporate Secretary in writing before the meeting that you have revoked your proxy; or

  by voting by ballot at the meeting.

How Proxies Work

       The Board of Directors is asking for your proxy. By submitting your proxy to us, you authorize the persons designated as proxies by the Board to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of the nominees for director. You may also vote for or against, or abstain from voting on, the proposal to amend and restate our 1999 Performance Plan, and the proposal to ratify Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2006. If you return your signed proxy card but do not indicate your voting preferences, the designated proxies will vote, on your behalf, FOR each of the nominees for director and FOR each of the two other proposals. The Board of Directors recommends you vote FOR the election of all of the directors and FOR each of the two other proposals.

Required Votes

       Each outstanding share of our common stock on the record date is entitled to one vote for each director to be elected at the annual meeting and one vote on each proposal presented at the annual meeting. A majority of the issued and outstanding shares entitled to vote must be represented at the meeting in person or by proxy in order to have a quorum.

       If a quorum is present at the meeting, then the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the election of directors is required to elect directors. As a result, a designation on your proxy that you are “withholding authority” for a nominee or nominees will have the effect of a vote against the nominee or nominees. Broker “non-votes” are not counted for the purpose of determining the number of shares present in person or represented by proxy on the election of directors and do not have an effect on the results of the vote for the election of directors. A designation on the proxy that you are “withholding authority” to vote for a nominee or nominees will be counted, but broker “non-votes” will not be counted (unless voted on one or more of the proposals), for the purpose of determining the number of shares represented at the meeting for purposes of determining whether a quorum of shares is present. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

       The approval of the amendment and restatement of the Angelica Corporation 1999 Performance Plan requires the affirmative vote of a majority of votes cast on the proposal, provided that the total votes cast on the proposal represent over 50 percent of our outstanding shares. An abstention will be counted as a vote cast and will have the effect of a vote cast against the proposal. A broker non-vote will have the effect of a vote against this proposal only to the extent that the total votes cast do not exceed 50 percent of our outstanding shares.

       The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2006 requires the affirmative vote of a majority of the votes cast on the proposal. An abstention will be counted as a vote cast and will have the effect of a vote cast against the proposal. A broker non-vote will have no effect on the proposal to ratify Deloitte & Touche LLP as our auditors.

       Proxies will be inspected and tabulated by UMB Bank, N.A., our transfer agent.

Attending the Annual Meeting

       When you vote, indicate if you plan to attend the meeting. You will need proof of ownership to be admitted to the meeting if you are a beneficial owner of common stock held by a broker, bank or other nominee. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your common stock held in street name in person, you will have to obtain a proxy in your name from the registered holder.

Solicitation of Proxies

       We will bear the entire cost of solicitation of proxies. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding the proxy materials to the beneficial owners of common stock. Officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services. In addition, we have hired D. F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of proxies from brokers, bank nominees, institutional holders and other shareholders at a cost of approximately $15,000 plus reimbursement of out-of-pocket expenses.

Other Matters

       At the time this proxy statement was printed, we knew of no other matters to be presented or acted upon at the meeting. Under our bylaws, no business other than that stated in the meeting notice may be transacted at any meeting of shareholders unless the matter is properly delivered to our Corporate Secretary in the manner set forth in this proxy statement under the heading “Information About Shareholder Proposals.” If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by valid proxies will be voted in accordance with the judgment of the person or persons designated as proxies on the proxy card.

ELECTION OF DIRECTORS
(Proposal No. 1 on Proxy Card)

Structure of the Board

       Our bylaws provide for a Board of Directors that is divided into three classes. The classes have three-year terms with one class standing for election each year. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy or a new directorship created by an increase in the size of the Board serves until the shareholders meeting that the class of directors to which such director has been appointed is to be next presented for election by the shareholders. Under Angelica’s bylaws, generally the number of directors is fixed, and may be increased or decreased from time to time by resolution of the Board of Directors. Currently, the number of directors is fixed at eight.

       Effective as of August 30, 2006, we amended our bylaws to declassify our Board of Directors on the “phased-in” basis described below. The bylaw amendment provides that directors elected prior to our 2007 Annual Meeting of Shareholders may continue to serve for the remaining duration of their respective three-year terms. Directors elected at or after the 2007 Annual Meeting of Shareholders will be elected for a one-year term of office. The effect of the amendment is that as of the 2009 Annual Meeting of Shareholders and thereafter, the Board of Directors will be completely declassified and all directors will be elected annually to a one-year term. We have also agreed with our largest shareholder that the number of directors serving on our Board of Directors will not exceed eight prior to the conclusion of the 2008 Annual Meeting of Shareholders.

       Our Board of Directors has nominated two individuals, each of whom is currently a director, for election as directors at the meeting. Ronald J. Kruszewski and Stephen M. O’Hara have each been nominated for election to the class of directors to serve a three-year term expiring in 2009.

       All of our directors, with the exception of Stephen M. O’Hara, are non-employee directors. Our Board believes that all of the non-employee directors act independently from management and do not have any relationships that would interfere with their free exercise of judgment. All of the non-employee directors, except for Mr. Hubble, are eligible to serve on the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation and Organization Committee. Mr. Hubble is not currently considered an independent director under applicable New York Stock Exchange criteria because he retired as an executive officer of the Company in January 2004. Additionally, because of his positions as Chairman, President and Chief Executive Officer of the Company, Mr. O’Hara is not an independent director.

       Directors James R. Henderson and John J. Quicke were each appointed to the Board of Directors effective August 30, 2006, pursuant to the terms of a settlement agreement dated as of the same date, between us, Steel Partners L.L.C. and Steel Partners II, L.P. (“Steel”). Steel is the largest shareholder of our common stock. In exchange for the agreements of the Company contained in the settlement agreement, including agreeing to the appointment of Messrs. Henderson and Quicke as directors, the declassification and limitation on the size of the Board described above and certain corporate governance changes, Steel agreed, among other things, to withdraw its slate of nominees for director and its shareholder proposals previously submitted for action at the 2006 Annual Meeting of Shareholders and to vote all of its shares of our common stock in favor of the election of Messrs. Kruszewski and O’Hara as directors at this annual meeting.

       Steel also agreed to restrict certain of its action with respect to transactions involving the Company or our assets or stock. In particular, Steel agreed, among other things, that subject to certain exceptions it will not and will cause each of its affiliates and associates (as such terms are defined under the Securities Exchange Act of 1934) not to (1) acquire beneficial ownership of our voting securities in excess of 19.99% of our then current outstanding voting securities, (2) effect, propose, assist, encourage or otherwise participate in a tender or exchange offer (except in response to a hostile tender or exchange offer commenced by a non-affiliated or non-associated third party), merger or sale of a substantial portion of our assets or other extraordinary transaction involving us, or a solicitation of proxies or an election contest; (3) propose any matter for submission to shareholders or call or seek to call a meeting of our shareholders; (4) form or join a “group” (as such term is defined under the Securities Exchange Act of 1934) in connection with the voting of our voting securities or (5) take action that seeks to affect the control of the management or the Board of Directors; except in each case with respect to certain permitted actions as directors and certain permitted actions relating to the nomination and election of up to three individuals nominated by Steel for election as directors at the 2007 Annual Meeting of Shareholders.

       We agreed to certain corporate governance changes, including consideration of the separation of the roles of the Chairman of the Board and the Chief Executive Officer by August 30, 2007. We also agreed to abstain from taking certain “anti-takeover” actions prior to the conclusion of the 2007 Annual Meeting of Shareholders, including amending procedures for director nominations or shareholder proposals or changing the qualifications for members of the Board of Directors. In addition, we agreed to reimburse Steel for up to $75,000 of its reasonable attorneys fees associated with the settlement agreement and the nominations and proposals of Steel for presentation at the Annual Meeting. We and Steel agreed not to sue one another with respect to conduct preceding August 30, 2006.

       We also agreed to allow Steel to designate another person to fill the directorship of either Mr. Henderson or Mr. Quicke for the remaining term of the directorship in the event of a vacancy, and to re-nominate and recommend the re-election of Steel’s director designees at the 2007 and 2008 Annual Meetings of Shareholders as long as Steel does not propose a slate of directors for election at these meetings. Steel will also have the right to designate one of its director designees for appointment to the Compensation and Organization Committee and, if established in the future, any executive committee or special committee if the subject matter to be considered would not involve an actual conflict of interest with Steel. In addition, if Steel and its affiliates and associates do not run an election contest for the Board of Directors at the 2007 Annual Meeting of Shareholders, we agreed to not extend our rights plan beyond its current scheduled expiration date of September 7, 2008 unless such an extension is either approved by a majority of the Board of Directors (including one Steel director designee) or approved by the holders of a majority of our voting securities. The parties have agreed that if Steel gains Board representation of four directors, we and Steel will maintain a 50% split between Steel director designees and Board director designees in the event of a vacancy until the 2008 Annual Meeting of Shareholders.

       Except for the agreements described in the immediately preceding paragraph, which terminate at the conclusion of the 2008 Annual Meeting of Shareholders, the provisions of the settlement agreement (other than the covenant restricting litigation and confidentiality provisions) terminate at the conclusion of the 2007 Annual Meeting of Shareholders.

       In addition, Pirate Capital LLC, Jolly Roger Fund LP and Jolly Roger Offshore Fund LTD (collectively, “Pirate”) have agreed pursuant to a settlement agreement with us dated August 30, 2006 to vote all of their shares of our common stock for the election of Messrs. Kruszewski and O’Hara as directors at this Annual Meeting. As part of the settlement agreement, Pirate agreed to not submit any proposals or Board of Director nominations for consideration at this Annual Meeting. In addition, Pirate agreed, among other things, that subject to certain exceptions it will not and will cause each of its affiliates and associates (as such terms are defined under the Securities Exchange Act of 1934) not to (1) effect, propose, assist, encourage or otherwise participate in a tender or exchange offer (except in response to a hostile tender or exchange offer commenced by a non-affiliated or non-associated third party); merger, sale of a substantial portion of our assets or other extraordinary transaction involving us; a solicitation of proxies or an election contest; (2) propose any matter for submission to shareholders or call or seek to call a meeting of our shareholders; (3) form or join a “group” (as such term is defined under the Securities Exchange Act of 1934) in connection with the voting of our voting securities or (4) take action that seeks to affect the control of the management or the Board of Directors. Both Pirate and we agreed not to sue one another with respect to conduct preceding August 30, 2006. Except for selected provisions regarding the covenant restricting litigation and confidentiality, the settlement agreement with Pirate will terminate at the conclusion of this Annual Meeting or earlier under certain specific situations.

       The Settlement Agreement between us and Steel was filed as Exhibit 10.1 and the Settlement Agreement between us and Pirate was filed as Exhibit 10.2 to our Form 8-K filed with the Securities and Exchange Commission on September 5, 2006. More information with respect to these agreements can be obtained by reference to this Form 8-K and its exhibits.

       The Board is not aware that any nominee named in this proxy statement is unwilling or unable to serve as a director. If, however, a director is unable to stand for election, the Board may, by resolution, fix the number of directors to provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies which do not indicate voting preferences will be voted for the substitute nominee.

       The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the election of directors is required to elect the nominees for director.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF RONALD J. KRUSZEWSKI AND STEPHEN M. O’HARA AS DIRECTORS FOR TERMS ENDING IN 2009.

       Information concerning each of the directors standing for election or continuing in office is presented below.

Nominees for Three-Year Terms Ending in 2009

Director:	RONALD J. KRUSZEWSKI

Employment:	Mr. Kruszewski has been Chairman of Stifel Financial Corp. and its subsidiary Stifel, Nicolaus & Company, Incorporated, a full service brokerage investment banking firm since April 2001, and has served as President and Chief Executive Officer since September 1997.

Directorships:	Chairman of Stifel Financial Corp., Stifel, Nicolaus & Company, Incorporated; and director of the Securities Industry Association (SIA).

Committees:	Audit Committee (Chairman) until September 5, 2006; Special Finance Committee (Chairman); Corporate Governance and Nominating Committee. Mr. Kruszewski is also Lead Director, effective September 5, 2006.

Age:	47

Director since:	2004

Director:	STEPHEN M. O’HARA

Employment:	Mr. O’Hara has been Chairman of Angelica Corporation since January 2006, and has served as Chief Executive Officer since September 2003. He also served as President from September 2003 to June 2005 and has been reappointed as President effective October 2006. Mr. O’Hara was Chairman and Chief Executive Officer of Rawlings Sporting Goods Company, Inc., a seller of athletic equipment and uniforms, from November 1998 to Rawlings’ sale in March 2003. Mr. O’Hara continued as Chief Executive Officer of Rawlings after its sale from March 2003 to September 2003.

Directorships:	None

Committees:	Special Finance Committee

Age:	51

Director since:	2000
8

Directors to Continue in Office Until 2007

Director:	DON W. HUBBLE

Employment:	Mr. Hubble served as our non-executive Chairman of the Board from February 2004 to January 2006. Mr. Hubble joined Angelica Corporation as Chairman, President and Chief Executive Officer in January 1998 and served in that capacity until September 2003 when he relinquished the titles of President and Chief Executive Officer. In January 2004, Mr. Hubble retired as executive Chairman.

Directorships:	Trustee of Johnson and Wales University.

Committees:	Special Finance Committee

Age:	66

Director since:	1998

Director:	JOHN J. QUICKE

Employment:	Mr. Quicke has served as a Vice President of Steel Partners, Ltd., a management and advisory company that provides management services to Steel Partners II, L.P., since September 2005. He has served as Chairman, President and Chief Executive Officer of NOVT Corporation, a former developer of advanced medical treatments for coronary and vascular disease, since April 2006. Mr. Quicke has also served as a director since July 2005 and Vice President since October 2005 of WHX Corporation, a diversified industrial company. Mr. Quicke also served as a director, President and Chief Operating Officer of Sequa Corporation, a diversified industrial company, from 1993 to March 2004, and Vice Chairman and Executive Officer of Sequa Corporation from March 2004 to March 2005. From March 2005 to August 2005, he periodically served as a consultant to Steel Partners and explored other business opportunities.

Directorships:	Director of WHX Corporation; Chairman of NOVT Corporation

Committees:	None

Age:	57

Director since:	2006

Director:	RONALD N. RINER, M.D.

Employment:	Dr. Riner is President of The Riner Group, Inc., a healthcare advisory and consulting firm, which he founded in 1980.

Directorships:	None

Committees:	Audit Committee; Corporate Governance and Nominating Committee

Age:	57

Director since:	2005
9

Directors to Continue in Office Until 2008

Director:	JAMES R. HENDERSON

Employment:	Mr. Henderson has served as a Vice President of Steel Partners, Ltd., a management and advisory company that provides management services to Steel Partners II, L.P. and its predecessor, since August 1999. He has served as a director and Chief Executive Officer of WebFinancial Corporation, a consumer and commercial lender, since June 2005, as President and Chief Operating Officer since November 2003, and was the Vice President of Operations from September 2000 through December 2003. Mr. Henderson has served as a Director of the WebBank subsidiary of WebFinancial, an FDIC Insured, State of Utah Industrial Loan Corporation, since March 2000, Acting Chief Executive Officer of WebBank from November 2004 until May 2005 and as Chairman of WebBank since November 2004. He has also served as President of Gateway Industries, Inc., a provider of database development and website design and development services, since December 2001. Mr. Henderson served as acting Chief Executive Officer of ECC International Corp., a manufacturer and marketer of computer controlled simulators for training personnel to perform maintenance and operator procedures on military weapons, from July 2002 until March 2003, and as a director from December 1999 until September 2003.

Directorships:	Director of BNS Holdings, Inc.; SL Industries, Inc.; WebFinancial Corporation; Chairman of Del Global Technologies Corp. and WebBank

Committees:	Compensation and Organization Committee

Age:	48

Director since:	2006

Director:	CHARLES W. MUELLER

Employment:	Mr. Mueller is the Retired Chairman and Chief Executive Officer of Ameren Corporation and its subsidiaries, Union Electric Company (d/b/a AmerenUE), a local electric utility, and Ameren Services Company, positions in which he served from 1998 until December 2003. Mr. Mueller also served as President of Union Electric Company from 1993 until 2001 and as its Chief Executive Officer from 1994 until 2001.

Directorships:	Director of Ameren Corporation; former director and Chairman of the Federal Reserve Bank of St. Louis.

Committees:	Audit Committee (Chairman) effective September 5, 2006; Compensation and Organization Committee; Corporate Governance and Nominating Committee (Chairman). Mr. Mueller was Lead Director until September 5, 2006.

Age:	67

Director since:	1996
10

Director:	KELVIN R. WESTBROOK

Employment:	Mr. Westbrook is President and Chief Executive Officer of Millennium Digital Media, L.L.C., a broadband services company, which he co-founded in May 1997.

Directorships:	Director of Archer Daniels Midland Company.

Committees:	Audit Committee; Compensation and Organization Committee (Chairman)

Age:	51

Director since:	2001

CORPORATE GOVERNANCE PRINCIPLES AND
DIRECTOR INDEPENDENCE

Corporate Governance Guidelines

       The Board has adopted corporate governance guidelines that are published on the internet at www.angelica.com. The guidelines are reviewed annually by the Board’s Corporate Governance and Nominating Committee which is responsible for overseeing the guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

Director Independence

       It is critical that the Board of Directors reflect a substantial degree of independence from management. Accordingly, while the Board of Directors will determine, from time to time, the number of employee directors that will be permitted, a substantial majority of the Board of Directors will remain independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board of Directors has established corporate governance guidelines to assist it in determining director independence in accordance with the independence requirements in the New York Stock Exchange listing rules. The portion of the guidelines that relate to director independence is set forth below. The Board of Directors has determined that Messrs. Henderson, Kruszewski, Mueller, Quicke, Riner, and Westbrook satisfy the New York Stock Exchange’s independence requirements and our independence guidelines. In making the independence determinations, the Board of Directors reviewed all of our directors’ relationships with the Company based primarily on a review of the responses of the directors to questions regarding employment, business, familial, compensation and other relationships with the Company and its management.

       In addition to applying our corporate governance guidelines, the Board of Directors will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Independence depends not only on the personal, employment and business relationships of each director, but also upon the Board of Director’s overall relationship with, and attitude toward, management. Providing objective, independent judgment is at the core of the Board of Director’s oversight responsibilities. The Board of Directors and each outside director will reflect this independence.

       Under the guidelines, the following factors are applied in evaluating whether a member of the Board of Directors satisfies the New York Stock Exchange independence requirements:

  Has the director been employed by the Company in an executive capacity during the past three year period?

  Is the director, or any entity with which he or she is affiliated, compensated by the Company (aside from his or her role as a director), or by any member of management, as an advisor or consultant?

  Is the director affiliated with a significant customer or supplier of the Company?

  Is the director, or any entity with which he or she is affiliated, under contract to provide personal or professional services to the Company or to any member of management?

  Is the director affiliated with any particular not-for-profit organization to which the Company makes significant contributions?

  Has the director had a business relationship with the Company during the past three year period (other than his or her role as a director), which the Company is, or will be, required to disclose publicly to the Securities and Exchange Commission, or otherwise?

  Is the director employed by any publicly-traded corporation for which a member of the Company’s management serves as a director?

  Has the director had a relationship with any affiliate of the Company of the types described above?

  Is the director an executive officer or an employee of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues during the past three year period?

  Is the director a member of the immediate family of any person who has had a relationship with the Company or any of its affiliates, of the types described above?

       An affirmative finding that any of the above factors exists could place into doubt, either in fact or appearance, whether a particular director exhibits the requisite degree of independence. It is a responsibility of the Board to regularly assess each director’s independence and to take appropriate actions in any instance where the requisite independence has been compromised.

Meetings and Committees of the Board

       Our Board of Directors meets throughout the year on a set schedule, and also holds special meetings and acts by written consent from time to time as appropriate. The independent directors hold regularly scheduled sessions where they meet without management, without inside directors, and without non-management directors who do not meet New York Stock Exchange or SEC criteria for independence. These sessions are held either immediately before or following each Board meeting, and a non-management director designated by majority vote of our independent directors presided over each such session until the appointment of Mr. Mueller as Lead Director effective January 29, 2006, and subsequent appointment of Mr. Kruszewski as Lead Director effective September 5, 2006. Since January 29, 2006, the Lead Director in office at the time of the session has presided over these sessions. Board members have access to senior executive members of management to discuss particular matters for which the Board or a committee is responsible.

       In order to fulfill its responsibilities, our Board delegates to its three standing committees and any special committees the authority to consider certain matters and report to the Board with appropriate recommendations. To enhance the effectiveness of the committees:

  The Audit, Compensation and Organization, and Corporate Governance and Nominating Committees are composed entirely of independent, non-employee directors.

  Reports of committee activities are given at each Board meeting following committee action.

  Written charters are in place for the Audit, Compensation and Organization, and Corporate Governance and Nominating Committees, and also for the Special Finance Committee.

       Descriptions of the principal functions of the committees are as follows:

Audit Committee
Functions:	In compliance with its charter, the Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and monitors compliance with our Code of Conduct and Ethics. This Committee is solely responsible for the appointment, compensation, oversight and termination of our independent public accountants and the pre-approval of audit and non-audit services. The Board of Directors has determined that Ronald J. Kruszewski, Audit Committee member and Chairman until September 5, 2006, and Charles W. Mueller, Audit Committee member and Chairman effective September 5, 2006, are “audit committee financial experts” as defined in Item 401(h) of the Securities and Exchange Commission Regulation S-K. See below for the Report of the Audit Committee for the fiscal year ended January 28, 2006. The Audit Committee Charter is attached as Appendix A to this proxy statement.

Compensation and Organization Committee

Functions:	In accordance with its charter, the Compensation and Organization Committee reviews and approves executive and director compensation and employee benefit plans and programs, including their establishment, modification and administration. See below for the Compensation and Organization Committee Report on Executive Compensation for the fiscal year ended January 28, 2006.

Corporate Governance and Nominating Committee

Functions:	In accordance with its charter, the Corporate Governance and Nominating Committee recommends nominees for election as director, recommends nominees for Board committee appointment, considers nominees for director recommended by shareholders and recommends candidates for appointment as corporate officers. Any shareholder wishing to nominate a candidate for director at a shareholder meeting must comply with the procedures described under “Information About Shareholder Proposals” in this proxy statement. The committee identifies potential nominees from various sources, including soliciting recommendations from our directors and officers, prominent business people and others. Individuals recommended by shareholders are evaluated in the same manner as other potential nominees. The committee expects a high level of commitment from Board members. In identifying and evaluating nominees for director the committee considers, among other things, each candidate’s integrity, accountability, financial literacy, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors, including the

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candidate’s ability to devote sufficient time to Board and committee meetings in light of other Board service. The committee reviews whether a potential candidate meets Board and/or committee membership requirements imposed by law, regulation or stock exchange rules, determines whether a potential candidate is independent according to standards for evaluating director independence (described on pages 12 and 13) and evaluates the potential for any conflict of interest between the director and Angelica. Each nominee for election at the Annual Meeting was recommended to the Board by the Corporate Governance and Nominating Committee. Annually, the committee also reviews our corporate governance guidelines and oversees an evaluation of the Board of Directors and its committees.

Special Finance Committee

Functions:	In accordance with its charter, the Special Finance Committee advises and consults with the Board and management with respect to significant financial matters, including, but not limited to, financial and tax policies, dividend policies, stock repurchase policies, our capitalization and debt structure, and acquisition criteria.

Board and Committee Service Summary

Director	Board	Audit		Compensation & Organization		Corporate Governance & Nominating		Special Finance		Attended 75% or More of Board & Applicable Committee Meetings(a)

Susan S. Elliott(b)	X			X		X				X

James R. Henderson(c)	X			X						(c)

Don W. Hubble**	X							X		X

Ronald J. Kruszewski(d)	X	X						X	*	X

Charles W. Mueller(e)	X	X	*	X		X	*			X

Stephen M. O’Hara	X							X		X

William A. Peck(b)	X					X				X

John J. Quicke(c)	X									(c)

Ronald N. Riner	X	X				X				X

Kelvin R. Westbrook	X	X		X	*					X

Meetings Held in FY 2005	10	5		4		3		10

(a)	All directors attended 100% of the board and committee meetings which they were eligible to attend.

(b)	Resigned from the board effective as of August 30, 2006.

(c)	Appointed to the board effective as of August 30, 2006. Mr. Henderson was appointed to the Compensation and Organization Committee as of September 19, 2006.

(d)	Audit Committee Chairman and member until September 5, 2006. Appointed Lead Director effective September 5, 2006.

(e)	Served as Lead Director from January 29, 2006 until September 5, 2006. Appointed Chairman of the Audit Committee effective September 5, 2006.

*	Chair of Committee.

**	Non-executive Chairman through January 28, 2006.

Attendance of Directors at Annual Meetings

       Generally, the members of the Board of Directors have attended our annual meetings of shareholders in the past, and are generally expected to continue to do so in the future. Accordingly, we have not deemed it necessary to adopt a formal policy with respect to such attendance. All of the members of our Board of Directors attended our 2005 Annual Meeting of Shareholders.

Board of Directors Code of Conduct and Committee Charters

       We have adopted a Code of Conduct and Ethics that applies to our directors, senior executives and financial officers. This code, as well as our corporate governance guidelines and charters relating to our Audit Committee, Compensation and Organization Committee, and Corporate Governance and Nominating Committee, are available free of charge from our website at www.angelica.com, or may be obtained by any shareholder upon request and without charge by making a written or telephone request to Investor Relations, Angelica Corporation, 424 South Woods Mill Road, Chesterfield, MO 63017-3406, Telephone: (314) 854-3800.

Communications with the Board of Directors

       The process established by the Board of Directors for shareholders to communicate with the Board or with any director, including the Lead Director at the executive sessions of the non-management directors or the non-management directors as a group, is for shareholders to send written communications to the Board or to any of its directors by sending such communications in care of the Corporate Secretary, Angelica Corporation, 424 South Woods Mill Road, Chesterfield, MO 63017-3406. All such communications will be compiled and relayed promptly to the Board or the individual directors as appropriate.

Alignment with Stockholder Interests

       Each director is expected to represent the interests of all shareholders, and not those of any particular shareholder or any special interest group. A substantial portion of director compensation is generally linked to our stock performance. In addition, the Board supports and oversees employee compensation programs that are closely linked to business performance and emphasize equity ownership. For more details, see the “Compensation and Organization Committee Report on Executive Compensation.”

Director Compensation

       We structure director compensation to attract and retain non-employee directors and to further align the interests of directors with the interest of the shareholders by linking a portion of their compensation to stock performance. Due to provisions in the terms of the Settlement Agreement dated August 30, 2006, between us and Steel, Mr. Henderson and Mr. Quicke will receive all of their director compensation in the form of cash payments. For those forms of director compensation that are payable in shares of our common stock, Messrs. Henderson and Quicke will be paid a cash amount computed by multiplying the number of shares to be issued to the non-employee directors by the average of the high and low prices per share of our stock on the New York Stock Exchange on the date that the shares are otherwise granted to the other non-employee directors. Mr. O’Hara does not receive compensation for serving as a director. During fiscal 2005, Mr. Hubble received compensation as the non-executive Chairman of the Board as listed below. Effective January 29, 2006, Mr. O’Hara succeeded Mr. Hubble as Chairman of the Board and Mr. Mueller was appointed Lead Director. Mr. Mueller served as Lead Director until September 5, 2006, when Mr. Kruszewski was appointed Lead Director. Non-employee directors are compensated as follows:

Director Compensation

(Annual Board Retainer payable in shares of our stock, except Messrs. Henderson and Quicke who are paid in cash; Meeting Fees paid in cash)

Retainer Amounts

Base Retainer (no chairs)	$20,000

Additional Retainer Amounts:

Non-Executive Chair (through January 28, 2006)	$10,000

Lead Director	$10,000

Audit Committee Chair	$10,000

Other Committee Chairs*	$2,000

Audit Committee Members	$2,000

Meeting Fees

Board attendance (per meeting)	$1,250

Telephone Board and Committee Meeting	$450

Committee attendance (per meeting):

Meeting on same day as Board Meeting	$700

Meeting on day separate from Board Meeting	$1,000

* Any director who serves as chair of one or more committees will have the additional retainer amounts added to his or her base retainer of $20,000, for each committee chaired.

       2004 Equity Incentive Plan for Non-Employee Directors. The 2004 Equity Incentive Plan for Non-Employee Directors was approved by the shareholders, and became effective, on May 25, 2004. Under this plan, generally each non-employee director receives 100% of his or her annual Board retainer fee in shares of common stock based upon the fair market value of the stock on the annual retainer date. A portion of the shares received as the annual Board retainer fee under the plan will be forfeited if the director serves less than ten months after the annual retainer date. Generally, new non-employee directors receive, upon initial election to the Board, 400 shares of common stock. The Compensation and Organization Committee may award restricted stock and impose whatever conditions to vesting it determines to be appropriate. The Compensation and Organization Committee generally awards 600 shares of restricted stock to each non-employee director on the date of the annual retainer date. Stock granted under the plan, other than shares granted as the annual Board retainer fee, is forfeitable until earned out. Shares vest at the rate of one-third of the shares granted on the first, second and third anniversary dates of each grant.

       Non-qualified options to purchase shares of common stock may be granted to non-employee directors at an exercise price not less than 100% of the fair market value on the date of grant. Options become exercisable and expire at the times and on the terms established by the Compensation and Organization Committee. Awards of stock units may be issued to non-employee directors on the terms and conditions established by the Compensation and Organization Committee, except that each restricted stock unit will initially have a value equal to one share of our common stock on the grant date. Upon vesting of a stock unit, a non-employee director will be entitled to receive from us an amount equal to the then fair market value of a share of our common stock. No options or stock units have been granted under this plan.

       The Board expects to continue to emphasize restricted stock awards to non-employee directors over non-qualified stock options through the award of 600 shares of restricted stock annually to each director. This is consistent with our philosophy to emphasize performance-based restricted stock awards for employees instead of stock options for long-term incentives.

       Due to provisions in the terms of the Settlement Agreement dated August 30, 2006, between us and Steel, Mr. Henderson and Mr. Quicke will receive all of their director compensation in the form of cash payments.

       William A. Peck, M.D. and Susan S. Elliott resigned from our Board effective August 30, 2006. On September 19, 2006, in recognition of their respective contributions to the Company, the Board of Directors approved the acceleration of the vesting dates for 1,945 shares of restricted stock and options for 500 shares of stock held by each of Dr. Peck and Ms. Elliott to the effective date of their resignation. These accelerated shares of restricted stock were immediately distributed to Dr. Peck and Ms. Elliott. Each of the accelerated option grants will be exercisable until August 31, 2008.

       Deferred Compensation Option Plan for Non-Employee Directors. Three current directors, Messrs. Westbrook, O’Hara and Kruszewski, have elected to participate in the Deferred Compensation Option Plan for Non-Employee Directors. Upon election to the Board, a director may, at his or her election, defer $5,000 to $10,000 of Board meeting and Committee meeting fees annually for a period not to exceed four years. In exchange, the director is entitled to receive at retirement, a retirement benefit payment payable over 15 years following his or her retirement. The amount of the retirement benefit is a function of the amount of compensation deferred and certain actuarial factors. Mr. Westbrook has completed his deferrals.

       During his service as a non-employee director on the Board, and prior to joining us as President and Chief Executive Officer on September 15, 2003, Mr. O’Hara elected to participate in the Deferred Compensation Option Plan for Non-Employee Directors and defer meeting fees for a four-year period. Since he is now employed by us, and is no longer a non-employee director receiving meeting fees, he is not eligible to defer for a fourth and final year. As a consequence, Mr. O’Hara’s retirement benefit under the plan will be reduced to reflect the fact that all of his elected deferrals could not be made. His original benefit amount will be reduced to a pro-rated benefit amount per month of approximately $2,690, payable at age 70. A benefit amount payable prior to age 70 is dependent upon Mr. O’Hara’s age at termination, and his vested percentage at termination.

       Mr. Kruszewski had also elected to participate in the plan and defer meeting fees for a four-year period. After the first year of deferral, he decided not to continue to defer meeting fees. As a result, Mr. Kruszewski’s retirement benefit under the plan will be reduced to reflect that fact. His original benefit amount will be reduced to a pro-rated benefit amount per month of approximately $1,220, payable at age 70. A benefit amount payable prior to age 70 is dependent upon Mr. Kruszewski’s age at termination, and his vested percentage at termination.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The table below lists those persons known by us to own, directly or indirectly, more than five percent of the outstanding shares of our common stock, as reported to the Securities and Exchange Commission by the beneficial owner(s) in their most recent Schedule 13D or 13G filing as of September 15, 2006.

Beneficial Ownership of Our Common Stock

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Class(1)

Steel Partners II, L.P.(2)	1,847,250	19.44%
590 Madison Avenue, 32nd Floor New York, NY 10022

Pirate Capital LLC(3)	1,212,147	12.76%
200 Connecticut Avenue, 4th Floor Norwalk, CT 06854

T. Rowe Price Associates, Inc.(4)	891,700	9.38%
100 E. Pratt Street Baltimore, MD 21202

Barclays Global Investors, NA.(5)	541,824	5.70%
45 Fremont Street San Francisco, CA 94105

JPMorgan Chase & Co.(6)	525,914	5.53%
270 Park Avenue New York, NY 10017

(1)	Based upon 9,501,704 shares of our common stock outstanding as of September 15, 2006.
(2)	According to a Schedule 13D Amendment No. 13 dated September 1, 2006, filed by Steel Partners II, L.P., Steel Partners, L.L.C., Warren G. Lichtenstein, James Henderson, and John Quicke, Steel Partners II, L.P. beneficially owns 1,847,250 shares. Mr. Lichtenstein is the sole executive officer and managing member of Steel Partners, L.L.C., the general partner of Steel Partners II, L.P. By virtue of his position with Steel Partners II, L.P., Mr. Lichtenstein has sole voting and dispositive power over all of the 1,847,250 shares owned by Steel Partners II, L.P. Pursuant to a settlement agreement dated August 30, 2006 among us, Steel Partners L.L.C. and Steel Partners II, L.P., the Steel entities agreed, among other things, to certain restrictions with respect to their shares and to vote all of their shares of our common stock in favor of the election of Messrs. Kruszewski and O’Hara as directors at the Annual Meeting. See “ELECTION OF DIRECTORS.”

(3)	According to a Form 4 dated September 12, 2006, filed by Pirate Capital LLC and Thomas R. Hudson Jr., Pirate Capital LLC beneficially owns 1,212,147 shares, all of which may also be deemed to be beneficially owned by Thomas R. Hudson Jr., the sole managing member of Pirate Capital LLC. As general partner of Jolly Roger Fund LP and by virtue of an agreement between it and Jolly Roger Offshore Fund Ltd., Pirate Capital LLC has the power to vote or direct the voting, and to dispose of or direct the disposition of, all of the shares owned by Jolly Roger Fund LP and Jolly Roger Offshore Fund LTD. In the aggregate, Pirate Capital LLC and Mr. Hudson are deemed to have shared voting and shared dispositive power with respect to all 1,212,147 shares. Pursuant to a settlement agreement dated August 30, 2006 among us, Pirate Capital LLC, Jolly Roger Fund LP and Jolly Roger Offshore Fund Ltd, these entities agreed, among other things, to certain restrictions with respect to their shares and to vote all of their shares of our common stock in favor of the election of Messrs. Kruszewski and O’Hara as directors at the Annual Meeting. See “ELECTION OF DIRECTORS.”
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(4)	According to a Schedule 13G filing dated February 14, 2006, T. Rowe Price Associates, Inc. (“Price Associates”) beneficially owns 891,700 shares. Price Associates has sole voting power with respect to 110,500 shares, and sole dispositive power with respect to 891,700 shares. The reported shares are owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Stock Fund, Inc. (which owns 700,000 shares with sole voting power with respect to 700,000 shares), to which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	According to a Schedule 13G filing dated January 31, 2006, Barclays Global Investors, NA., beneficially owns 312,187 shares, with sole voting power with respect to 249,466 of those shares, and sole dispositive power with respect to 312,187 shares; Barclays Global Fund Advisors beneficially owns 229,637 shares, with sole voting power with respect to 228,300 of those shares, and sole dispositive power with respect to 229,637 shares. The reported shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts. In the aggregate, Barclays Global Investors, NA., and Barclays Global Fund Advisors beneficially own 541,824 shares, with sole voting power with respect to 477,766 shares, and sole dispositive power with respect to 541,824 shares.

(6)	According to a Schedule 13G Amendment No. 1 dated February 8, 2006, JPMorgan Chase & Co. beneficially owns 525,914 shares, with sole voting power with respect to 487,614 shares, and sole dispositive power with respect to 525,914 shares.

STOCK OWNERSHIP OF MANAGEMENT

       The table below shows the number of shares of common stock beneficially owned as of September 15, 2006, by each director, each executive officer listed in the Summary Compensation Table, and all directors and executive officers as a group. As of September 15, 2006, each director and executive officer named beneficially owned less than one percent, except for Mr. O’Hara, who owned 2.85%, and Mr. Van Vliet, who owned 1.41%. The directors and executive officers as a group owned 7.02% of our common stock. All percentages include options that are exercisable within 60 days after September 15, 2006.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Owned(1)(2)		Obtainable through Stock Option Exercise(3)	Total

Paul R. Anderegg(4)	3,883	(5)	—	3,883

Richard M. Fiorillo(6)	11,180	(5)	21,000	32,180

Steven L. Frey	18,377	(5)	58,000	76,377

James R. Henderson	—		—	—

Don W. Hubble	52,811	(7)	—	52,811

Ronald J. Kruszewski	12,031		—	12,031

Charles W. Mueller	19,767	(8)	11,500	31,267

Stephen M. O’Hara	71,907	(5)(9)	205,100	277,007

John J. Quicke	—		—	—

Ronald N. Riner	3,603		—	3,603

James W. Shaffer	17,771	(5)(10)	41,000	58,771

David A. Van Vliet	35,656	(5)(11)	100,000	135,656

Kelvin R. Westbrook	9,834		4,100	13,934

All executive officers and directors as a group (13 persons)	256,820		440,700	697,520

(1)	Except as otherwise indicated, each individual has sole voting and dispositive power over the shares listed beside his or her name.
(2)	Includes 1,800 shares for Mr. Hubble, 2,200 shares for Mr. Kruszewski, 3,000 shares for Mr. Mueller, 700 shares for Mr. O’Hara, 1,600 shares for Dr. Riner, and 2,500 shares for Mr. Westbrook which were granted pursuant to the 1994 Non-Employee Directors Stock Plan and/or the 2004 Equity Incentive Plan for Non-Employee Directors. With respect to these shares, the named directors have sole voting power and no current dispositive power except for 600 shares held by Mr. Hubble, 866 shares held by Mr. Kruszewski, 1,800 shares held by Mr. Mueller, 700 shares held by Mr. O’Hara, 334 shares held by Dr. Riner, and 1,300 shares held by Mr. Westbrook for which they have sole voting and dispositive power.

(3)	Includes only those stock options exercisable within 60 days after September 15, 2006.
(4)	Mr. Anderegg was an executive officer of the Company until his resignation as Vice-President of the Company and President of our Textile Services division effective May 31, 2005.
(5)	Includes restricted stock awarded under our long-term incentive program (for fiscal 2004, 2005 and 2006) since its inception on February 1, 2004 as follows: Mr. Frey, 14,702 shares; Mr. O’Hara, 50,391 shares; Mr. Shaffer, 13,638 shares; Mr. Van Vliet, 15,656 shares; Mr. Anderegg, 3,603 shares (Mr. Anderegg forfeited 8,427 shares upon his termination on May 31, 2005, but remains eligible to earn 3,603 shares); and Mr. Fiorillo, 7,697 shares. These shares may be earned in whole or in part based
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upon performance criteria. Also includes 3,483 shares of restricted stock awarded in August 2006 to Mr. Fiorillo under our special long-term incentive program.
(6)	Mr. Fiorillo was an executive officer of the Company until his resignation as Chief Accounting Officer of the Company effective September 30, 2005. Mr. Fiorillo remains an employee of the Company.
(7)	Mr. Hubble disclaims beneficial ownership of 6,600 shares included above which are held by his wife.
(8)	Mr. Mueller disclaims beneficial ownership of 19,767 shares included above which are held by his wife’s living trust.
(9)	Includes 3,000 restricted shares (all of which have vested as of September 15, 2006) awarded to Mr. O’Hara on September 15, 2003 as an inducement to employment. Also includes 10,065 shares that are the equivalent of units held in the plan trustee’s fund in our 401(k) plan.

(10)	Includes 1,111 shares held by Mr. Shaffer that are the equivalent of units held in the plan trustee’s fund in our 401(k) plan.
(11)	Includes 20,000 restricted shares awarded to Mr. Van Vliet on June 6, 2005 as an inducement to employment. Mr. Van Vliet has resigned as our President and Chief Operating Officer effective September 30, 2006. Mr. Van Vliet will forfeit all of these restricted shares effective with his termination of employment with the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Based on our records and other information, we believe that all SEC filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), applicable to our directors and executive officers were complied with on a timely basis in fiscal year 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Under the terms of the Settlement Agreement between us and Steel, we agreed to reimburse Steel for up to $75,000 of attorney fees that it incurred in connection with the Settlement Agreement and the matters covered thereby, including the nominations and proposals withdrawn by Steel for the 2006 Annual Meeting of Shareholders.

       Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the 1934 Act, each as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report, the Compensation and Organization Committee Report on Executive Compensation and the Stock Performance Graph on page 37 shall not be incorporated by reference into any future filings.

* * *

AUDIT COMMITTEE REPORT

       The Audit Committee operates under a written charter that was originally adopted by the Board of Directors on March 27, 2001 and was most recently amended and restated on March 17, 2005. A copy of this charter is included in this proxy statement as Appendix A. The Committee is composed of three directors appointed by our Board of Directors. Our Board of Directors considers each member of the Committee “independent” under each of the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange.

       Management is responsible for our financial statements, internal controls and the financial reporting process. The registered public accounting firm is responsible for auditing the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing their report. The Committee’s responsibility is to monitor and oversee these processes.

       The Committee reviewed and discussed with management and Deloitte & Touche LLP our audited consolidated financial statements for the fiscal year ended January 28, 2006. Management represented to the Committee that these financial statements were prepared in accordance with accounting principles generally accepted in the United States. Deloitte & Touche LLP expressed its opinion to the Committee that those audited consolidated financial statements present fairly, in all material respects, our financial position at January 28, 2006, and results of operations for the year then ended. The Committee discussed with Deloitte & Touche LLP the matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

       Deloitte & Touche LLP also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Deloitte & Touche LLP that firm’s independence.

       The Committee concluded that the audit and non-audit services provided by Deloitte & Touche LLP were compatible with maintaining Deloitte & Touche LLP’s independence as our independent registered public accounting firm.

       Based on the Committee’s discussions with management and Deloitte & Touche LLP and the Committee’s review of the representations of management and the reports of Deloitte & Touche LLP to the Company, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended January 28, 2006, filed with the Securities and Exchange Commission.

April 10, 2006	Submitted by the Audit Committee,

Ronald J. Kruszewski, Chairman Ronald N. Riner Kelvin R. Westbrook

* * *

COMPENSATION AND ORGANIZATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Compensation Philosophy

       The Compensation and Organization Committee, which consists entirely of non-employee directors who meet the independence standards established by the New York Stock Exchange, is responsible for administering our executive compensation programs, policies and practices. Our objective is to create executive compensation packages that are competitive in the market for executive talent while motivating management to strive for superior corporate performance.

       Our executive compensation system strives to maintain an appropriate balance between short- and long-term compensation and between cash and equity-based compensation. In this manner, we seek to attract top quality executives and, once hired, to incentivize them to create value in our company that will benefit the shareholders as well as the executives. Except for base salary, all other components of our executives’ compensation are based upon the attainment of predetermined financial and strategic target objectives tailored to each executive’s position and the opportunity that the executive has to contribute to the achievement of these objectives in that position. Last year, we established target goals for stock ownership for executive officers which will further align the interests of the shareholders with those of the management team. The stock ownership goals will be achieved through the payment of long-term incentive awards that are earned in stock options and restricted stock.

Base Salary

       An executive’s base salary, upon employment by us, is established with reference to the base salaries paid to officers in similar positions at companies that we believe are our competitors for executive talent. The comparative companies for corporate executive base salaries are public and private companies of similar size and complexity but are not necessarily companies that are in the linen management industry or included in the Value Line Industrial Services peer group utilized in the stock performance graph included in this proxy statement. In setting the base salary range for executives, we consider the base salaries paid by other linen management companies that are our competitors in that industry but also may not be included in the Value Line Industrial Services peer group because many of these companies are privately owned or are divisions of much larger, more diversified public companies. Base salaries of all executive officers are then reviewed by us on an annual basis, with pay increases for executive officers who are direct reports of the CEO primarily based upon the performance evaluation and recommendation of the CEO with respect to the officer. We also review the relative base salaries of each of the executive officers based upon the title, duties and responsibilities of the officer as compared with the title, duties and responsibilities of our other executive officers.

       During fiscal year 2005, base salary increases for the named executive officers (other than the CEO and Mr. Van Vliet) ranged from 5.4% to 6.7%. One executive officer who has since left the Company received no salary increase for fiscal year 2005. Mr. Van Vliet was hired as President and Chief Operating Officer in June 2005 and his initial base salary was set at $310,000 pursuant to the terms of his employment agreement signed with the Company at the time of his hire. In January 2006, we reviewed base salaries for each of the executive officers and, based upon a performance evaluation and recommendation of the CEO for each executive officer (other than the CEO), approved base salary increases effective January 29, 2006 ranging from 4.8% to 5.4%.

Annual Incentive Compensation

       Annual incentive compensation is typically paid in cash to executive officers after the end of the fiscal year and is computed based upon the achievement of predetermined target goals with respect to financial and strategic performance criteria established for each executive officer. Annual incentive compensation amounts are expressed as a percentage of the executive officer’s base salary for the fiscal year with the minimum, target and maximum levels for Mr. Frey and Mr. Shaffer set at 0%, 40% and 80%, respectively, for fiscal year 2005 and 0%, 50% and 100%, respectively, for fiscal year 2006. Mr. Van Vliet’s minimum, target and maximum annual incentive compensation amounts for fiscal year 2005 and fiscal year 2006, expressed as a percentage of his base salary, were set in his employment agreement at 0%, 50% and 100%, respectively, provided, however that for fiscal 2005, Mr. Van Vliet’s annual incentive compensation was to be pro rated for that portion of the fiscal year in which he was employed and provided further that Mr. Van Vliet was guaranteed a bonus of at least $124,000 for fiscal 2005 under the terms of his employment agreement. On August 29, 2006, Mr. Van Vliet announced his resignation from the Company effective September 30, 2006, and will not be eligible to earn annual incentive compensation for fiscal 2006.

       For fiscal year 2005, the financial criteria that we used for annual incentive compensation were revenue growth, gross margin improvement, earnings per share growth, net operating cash flow and return on net assets. For fiscal year 2006, the financial criteria selected for annual incentive compensation were earnings per share, gross margins and bank debt to earnings before interest, taxes, depreciation and amortization (EBITDA). One or more of these financial criteria and individualized personal performance objectives that are specific to each executive officer’s job position are used to establish the standards to compute the executive officer’s annual incentive compensation. Due to the differing impact that each executive officer has on achieving the financial criteria, the weight assigned to each criteria is appropriately adjusted for each executive officer.

       Each executive officer can earn more or less than his target annual incentive compensation award but not more than his maximum annual incentive compensation award, based upon the level of achievement of each officer’s pre-established performance standards. The actual bonus pool for fiscal year 2006 will be determined on the basis of the Company’s EBITDA for fiscal year 2006 but, if the Company does not increase or exceed fiscal year 2005’s EBITDA, no annual incentive compensation will be paid regardless of the level of achievement against the performance standards by a particular executive officer or officers. The bonus pool is also capped at a certain level of EBITDA and, to the extent that the bonus pool is insufficient to pay the annual incentive compensation awards earned by each of the executive officers, the awards of each executive officer will be subject to a downward proration. At the discretion of the Compensation and Organization Committee, there can be certain adjustments to EBITDA for acquisitions and large capital expenditures.

       For fiscal year 2005, Mr. Frey and Mr. Shaffer received annual incentive compensation awards of $32,858 and $11,877, respectively. Mr. Van Vliet received an annual incentive compensation award of $124,000 for fiscal year 2005 as guaranteed in his employment agreement.

Long-Term Incentive Compensation

       Long-term incentive compensation is paid upon the achievement of pre-established financial criteria over a three-year performance period. Each year, a new three-year performance period is established under the long-term incentive program. Prior to the commencement of each performance period, we set equity awards based upon a target percentage of the executive officer’s current base salary. For Mr. Frey and Mr. Shaffer, this percentage is 50% of base salary and this dollar amount is translated into a number of shares of restricted stock based upon the then-current market price of our common stock. Mr. Van Vliet’s percentage for purposes of the long-term incentive plan was set at 60% starting with the long-term incentive period beginning with fiscal year 2006. The actual percentage of the equity award earned at the end of the performance period depends upon the level of achievement of a designated earnings target during the performance period. Failure to achieve the maximum performance target established for a performance period will result in the forfeiture of a portion of the award for the period and failure to achieve the minimum target level will result in forfeiture of the entire award for that period.

       While we may award either stock options or restricted stock under the long-term incentive program, we have awarded restricted shares for each of fiscal year 2005 and fiscal year 2006. All equity awards granted pursuant to the long-term incentive program are issued under our 1999 Performance Plan, which was previously approved by the shareholders.

       The purpose of the long-term incentive program is to allow the executive officers to share in the value created in the stock through improving the performance of the Company. For the three-year performance period beginning with fiscal year 2005, the financial performance criteria was growth in pre-tax income. For the three-year performance period beginning with fiscal year 2006, we determined that the financial performance criteria will be earnings per share (EPS) and no long-term incentive awards will be earned unless the performance criteria set for the performance period have been met by the end of the period. The program is also intended to incentivize executive officers to stay in their positions since termination of employment by the participant, or termination by the Company for cause, prior to the end of a performance period, results in forfeiture of the restricted shares. Only if a participant’s employment is terminated due to death, total and permanent disability, retirement on or after age 65 or by the Company without cause, will the participant remain eligible for a pro-rata portion of the original award, to the extent, if any, the long-term incentive awards for the period are earned. Beginning with the fiscal year 2006 program award, a participant whose employment is terminated by the Company without cause remains eligible for a pro-rata portion of the original award only if the termination occurs during the last half of the performance period.

       For the performance period beginning with fiscal year 2005 and ending with fiscal year 2007, executive officers were awarded the following number of restricted shares: Mr. Anderegg, 5,230 shares; Mr. Frey, 4,375 shares; Mr. Shaffer, 4,060 shares; and Mr. Fiorillo, 1,950 shares, although Mr. Anderegg has since forfeited a portion of his shares upon his termination of employment in May 2005. Mr. Van Vliet did not participate in the 2005-2007 performance awards since he joined the Company after the beginning of the performance period. In lieu of a performance award for this performance period, Mr. Van Vliet received an award pursuant to his employment agreement of options to purchase 50,000 shares of the Company’s common stock with a purchase price of 100% of the fair market value on the date of grant ($27.00 per share), options to purchase 25,000 shares at a purchase price of 105% of the fair market value on the date of grant ($28.35 per share) and options to purchase 25,000 shares at a purchase price of 110% of the fair market value on the date of grant ($29.70 per share). All of these stock options vested as of January 28, 2006 and are exercisable by Mr. Van Vliet for a period of three months after his termination of employment with the Company effective September 30, 2006.

       Mr. Van Vliet also received a grant of 20,000 shares of restricted stock that vest ratably upon the achievement of annual performance goals based upon increases in net revenue and gross margins from continuing operations. Long-term incentive awards for the performance period beginning with fiscal year 2006 and ending with fiscal year 2008 are also restricted shares as follow: Mr. Van Vliet, 15,656 shares; Mr. Frey, 6,127 shares; and Mr. Shaffer, 5,828 shares. On August 29, 2006, Mr. Van Vliet announced his resignation from the Company effective September 30, 2006. Upon the effective date of Mr. Van Vliet’s resignation, he will not be eligible to earn the restricted stock awarded to him under the long-term incentive program and his employment agreement; those shares will be forfeited.

Other Types of Compensation Received by Executive Officers

       In September 2006, we established a special long-term incentive program as an incentive to certain of our executive officers to remain in their positions. We determined that the creation of this program was advisable in light of the Company’s innovative but untested business strategy and recent shareholder disputes. All equity awards granted pursuant to the special long-term incentive program were issued under our 1999 Performance Plan, which was previously approved by the shareholders. The grants are contingent upon the Company achieving for at least one fiscal year during the next ten fiscal years (beginning with the 2006 fiscal year) annual earnings per share of at least $1.67. Upon achieving that performance objective for any fiscal year in the ten-year period, 10% of the total number of shares subject to the award will vest for each fiscal year in the period that has then been completed. In addition, 10% of the total number of shares subject to the award will vest at the end of each fiscal year in the ten-year period after the performance objective has been achieved, subject only to the executive officer’s continued employment with the Company as of the fiscal year end. Awards will also fully vest upon the occurrence of a change in control of the Company. If the performance objective is not achieved during the ten-year period, the entire award will be forfeited. Under the special long-term incentive program, these executive officers were awarded the following number of restricted shares: Mr. Frey, 5,739 shares; and Mr. Shaffer, 5,459 shares.

       In order to encourage significant levels of stock ownership by our executive officers and other key employees, we have awarded in the past, and may award in the future, discretionary stock options. Other than the discretionary options that were awarded to Mr. Van Vliet upon the commencement of his employment in June 2005 and described in the immediately preceding section of this report, we did not award any discretionary stock options to executive officers during fiscal 2005 and we have not awarded any discretionary stock options to executive officers through the date of this proxy statement during fiscal year 2006.

       On January 17, 2006, the Board of Directors approved that the vesting dates of options for 64,334 shares be accelerated. These options were granted to employees in August and September 2003 and had exercise prices above the then-current market price of the Company’s shares. The acceleration of the vesting of these options prior to the end of the 2005 fiscal year allowed the Company to avoid expense charges of approximately $173,000 and $43,000 in fiscal years 2006 and 2007, respectively.

       In addition, during fiscal year 2005, we entered into an employment agreement with Mr. Van Vliet upon the commencement of his employment with the Company. In addition to the base salary, annual incentive compensation and long-term incentive plan opportunities, and stock option and restricted stock grants set forth in the discussion above, Mr. Van Vliet also is eligible to participate in the Company’s supplemental retirement benefits program at a maximum rate of 40% of Mr. Van Vliet’s final average compensation and all other welfare and benefits plans that are generally available to other peer executives of the Company. Mr. Van Vliet’s employment agreement also provided for a $50,000 cash payment upon the purchase of a residence in Atlanta, Georgia and a $25,000 cash payment upon his commencing membership in a country or golf club in the Atlanta, Georgia metropolitan area. Neither of these payments have been, or will be, made due to Mr. Van Vliet’s announced resignation that is effective September 30, 2006. Mr. Van Vliet’s employment agreement also provides both pre- and post-change in control benefits upon certain terminations of employment that are further described under the caption “Employment Contracts and Termination of Employment and Change-in-Control Arrangements.” All provisions of Mr. Van Vliet’s employment agreement will terminate upon the effective date of Mr. Van Vliet’s resignation on September 30, 2006.

CEO Compensation

       Mr. O’Hara’s annual base salary was set at $405,000 during fiscal year 2005. In September 2006, we reviewed Mr. O’Hara’s base salary for fiscal 2006 and approved a base salary increase, effective January 29, 2006, of 4.9% to $425,000. Mr. O’Hara participates in the annual incentive compensation program for fiscal year 2005 and fiscal year 2006 in accordance with the same terms as the other executive officers, with his minimum, target and maximum bonus levels set at 0%, 50% and 100% of his annual base salary. Mr. O’Hara received no annual incentive compensation for fiscal year 2005.

       Mr. O’Hara also participates in the long-term incentive program under the same terms and conditions as other executive officers, with Mr. O’Hara’s long-term award computed on the basis of 80% of his annual base salary at the time of the award. Mr. O’Hara was awarded a total of 17,225 restricted shares for the performance period beginning with fiscal year 2005 and ending with fiscal year 2007, and 19,366 restricted shares for the performance period beginning with fiscal year 2006 and ending with fiscal year 2008. All of these shares are subject to partial or full forfeiture in the event that the performance targets for the respective performance period are not achieved.

       Mr. O’Hara is also eligible for awards under our special long-term incentive program. In September 2006, we awarded Mr. O’Hara a restricted stock grant of 19,037 shares under this program. These shares are subject to the same terms and conditions applicable to other grants under the special long-term incentive program. All of these shares are subject to partial or full forfeiture in the event that the performance targets established under the program are not achieved.

       Mr. O’Hara did not receive any discretionary stock option grants during fiscal year 2005 or during the current fiscal year.

IRS Limits on Deductibility of Compensation

       Although no executive officer currently receives in excess of $1,000,000 of compensation annually, it is our policy to maximize the tax deductibility of executive compensation without compromising the essential framework of the existing compensation program. We may elect to forego deductibility for federal income tax purposes if such action is, in our opinion, necessary or appropriate to further the goals of the executive compensation program, or is otherwise in the Company’s best interest.

       Although the foregoing describes our current compensation policies applicable to our executive officers, we reserve the right to reevaluate and change these policies at such time and in such manner as we deem necessary or appropriate from time to time.

Submitted by the Compensation and Organization Committee,

Kelvin R. Westbrook, Chairman Charles W. Mueller James R. Henderson

* * *

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       During fiscal year 2005, the following individuals served as members of the Compensation and Organization Committee: Susan S. Elliott, Charles W. Mueller and Kelvin R. Westbrook, Chairman. Ms. Elliott resigned as a director and as a member of the Compensation and Organization Committee on August 30, 2006. None of the members of the Compensation and Organization Committee was an officer or employee of the Company or any of its subsidiaries during fiscal 2005 or any prior period. None of our executive officers served as a director or member of a compensation committee of any other entity, whose executive officers served as a director or member of our Compensation and Organization Committee.

       Each member of the Compensation and Organization Committee listed above is or was an independent director.

SUMMARY COMPENSATION TABLE

       The table below summarizes the amounts paid to the Chief Executive Officer and each of the other executive officers at the end of fiscal 2005. The table also includes Paul R. Anderegg, who served as a Vice President and President of our Textile Services business operations until May 31, 2005, and Richard M. Fiorillo, who served as Chief Accounting Officer until his resignation from that position effective September 30, 2005. Both Messrs. Anderegg and Fiorillo would have been included as executive officers except for Mr. Anderegg’s termination of employment, and Mr. Fiorillo’s resignation as Chief Accounting Officer, prior to fiscal year end. Mr. Fiorillo remains an employee of the Company.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year Ended	Salary($)(1)	Bonus	Other Annual Compensa- tion($)		Restricted Stock Award(s) ($)		Securities Underlying Options (#)		All Other Compen- sation ($)(2)

Stephen M. O’Hara	1/28/06	412,501	—	—		494,013	(3)	—		17,046
Chairman and	1/29/05	379,487	—	—		303,600	(3)	—		10,894
Chief Executive Officer	1/31/04	142,500	—	—		60,317	(4)	202,000	(5)	30,400	(6)

David A. Van Vliet(7)	1/28/06	202,692	124,000	33,434	(8)	543,200	(9)	100,000		4,400
President and Chief	1/29/05	—	—	—		—		—		—
Operating Officer	1/31/04	—	—	—		—		—		—

Steven L. Frey	1/28/06	195,001	32,858	—		125,475	(3)	—		6,589
Vice President, General	1/29/05	183,814	—	—		92,400	(3)	10,000		5,186
Counsel & Secretary	1/31/04	175,000	8,750	—		—		12,000		5,331

James W. Shaffer	1/28/06	185,000	11,877	—		116,441	(3)	—		6,155
Vice President and	1/29/05	168,877	—	—		82,500	(3)	10,000		4,718
Chief Financial Officer	1/31/04	138,750	7,000	—		—		8,000		3,774

Paul R. Anderegg(10)	1/28/06	103,846	—	—		149,996	(3)	—		200,427	(11)
Formerly Vice President	1/29/05	309,292	—	—		149,600	(3)	—		9,396
and President,	1/31/04	289,519	73,830	—		—		12,000		8,391
Textile Services

Richard M. Fiorillo(12)	1/28/06	158,424	9,672	—		55,926	(3)	—		3,472
Vice President Financial	1/29/05	155,030	—	—		52,800	(3)	3,000		4,028
Analysis and Planning;	1/31/04	139,847	25,153	—		—		8,000		3,607
formerly Chief Accounting Officer

(1)	Includes participant deferrals under the Retirement Savings Plan.
(2)	Includes contributions to the Retirement Savings Plan on behalf of each of the executive officers named in the table to match calendar 2005 participant deferrals (included under “Salary”) made by each to such plan. Also includes dividend distributions on restricted stock.
(3)	Includes the value of shares issued under the long-term incentive program. A number of participants received an award of restricted shares that will be earned if the three-year performance goals associated with the award are achieved. If those goals are not achieved, some or all of the shares will be forfeited. If a participant voluntarily resigns (other than retirement at age 65 or later) or is terminated for cause during the performance period, the restricted stock will be forfeited. If a participant dies, is deemed totally and permanently disabled, retires on or after attainment of age 65, or is terminated without cause during a performance period, the participant will be eligible for a pro-rata portion of the original award, based upon the degree of achievement of the performance goals and the participant’s period of service during the performance period. Beginning with the fiscal 2006 program award, a participant whose employment is terminated by the Company without cause remains eligible for a pro-rata portion of the original award only if the termination occurs during the

28
last half of the performance period. During the two-year period following the close of the three-year performance period, restricted shares earned based on the degree of achievement of the performance goals will be forfeited if the participant engages in competition with the Company.

The following executive officers named in the table were awarded the following number of shares of restricted stock for fiscal 2005: Mr. Frey, 4,375 shares; Mr. O’Hara, 17,225 shares; Mr. Shaffer, 4,060 shares; Mr. Fiorillo, 1,950 shares; and Mr. Anderegg, 5,230 shares. Mr. Anderegg forfeited 4,649 shares of his award upon his termination on May 31, 2005. He continues to be eligible to earn 581 shares from this award. The number of shares of restricted stock awarded under the program was computed based upon the closing market value of the common stock on the last trading day of the fiscal year. Participants receive any dividends paid on shares issued under the program. The restricted stock issued in connection with the long-term incentive program is issued under the 1999 Performance Plan.

At the end of the fiscal year ended January 28, 2006, the number and value of the aggregate restricted stockholdings for the following executive officers named in the table were:
Stephen M. O’Hara	32,059 shares	$536,347
David A. Van Vliet	20,000	334,600
Steven L. Frey	10,080	168,638
James W. Shaffer	9,046	151,340
Paul R. Anderegg	3,603	60,278
Richard M. Fiorillo	4,350	72,775
Mr. Anderegg’s restricted shares are comprised solely of that portion of the shares awarded under the long-term incentive program which he remains eligible to earn.
(4)	3,000 shares of restricted stock were issued to Mr. O’Hara on September 15, 2003, pursuant to his employment agreement. The shares vested in one-third increments. All the shares have vested. Also includes 100 shares awarded as a director stock grant during Mr. O’Hara’s service as a non-employee director on Angelica’s Board. The shares vested in one-third increments on the anniversary date of the grant. All of the shares have vested. Mr. O’Hara is entitled to receive any dividends paid on these shares.
(5)	Includes 2,000 option shares granted in fiscal 2003 during Mr. O’Hara’s service as a non-employee director on Angelica’s Board.
(6)	Compensation received during Mr. O’Hara’s service as a non-employee director on Angelica’s Board.
(7)	Mr. Van Vliet joined Angelica as President and Chief Operating Officer on June 1, 2005. On August 29, 2006, Mr. Van Vliet announced his resignation as President and Chief Operating Officer of the Company effective as of September 30, 2006.
(8)	Represents payment by Angelica for certain perquisites for Mr. Van Vliet, including commercial commuter airfare of $11,978 and temporary lodging expenses of $12,298.
(9)	Includes the value of 20,000 restricted shares granted to Mr. Van Vliet on June 6, 2005, pursuant to his employment agreement. Mr. Van Vliet has announced his resignation as President and Chief Operating Officer of the Company effective September 30, 2006 at which time all of these shares of restricted stock will be forfeited.
(10)	Mr. Anderegg was Vice President of Angelica, and President of our Textile Services business operations until May 31, 2005.
(11)	Includes $196,153 in severance payments pursuant to Mr. Anderegg’s employment agreement.
(12)	Mr. Fiorillo resigned from the position of Chief Accounting Officer effective September 30, 2005, but continues as Vice President, Financial Analysis and Planning. The compensation described in this table includes all compensation paid to Mr. Fiorillo by the Company in all capacities.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

       Each of the named executive officers in the Summary Compensation Table, except for Mr. Anderegg, currently has an employment agreement with Angelica. The following table sets forth the material terms of each of these agreements using compensation figures as of the end of the most recently completed fiscal year.

Named Executive Officer	Stephen M. O’Hara	David A. Van Vliet	Paul R. Anderegg	Steven L. Frey	James W. Shaffer	Richard M. Fiorillo

Agreement Type	Employment including Change in Control (CIC)	Employment including Change in Control (CIC)	Separation Settlement and Release	Employment including Change in Control (CIC)	Employment including Change in Control (CIC)	Employment including Change in Control (CIC)

Term	9/15/03-9/15/06, subject to automatic annual renewal absent timely notice of termination	6/1/05 - until employment ends	5/31/05 - 5/31/07	9/9/04 - until employment ends	9/9/04 - until employment ends	11/15/05 - until employment ends

Salary Continuation If Terminated (Non-CIC)*	$33,750x24 months or $15,577 biweekly	$25,833x12 months or $11,923 biweekly	$11,538.40 biweekly**	$16,250x12 months or $7,500 biweekly	$15,417x12 months or $7,115 biweekly	$13,333x12 months or $6,154 biweekly

Lump Sum Cash Payment If Terminated (CIC)	2 x annual salary	1 1/2 x annual salary without cause or for good reason

1/2 x annual salary without good reason

		If Mr. Van Vliet remains employed for six (6) months following a CIC, he receives 3/4 of his then current annual salary and 1/2 of his prorated maximum annual incentive bonus as a cash retention payment; if he remains employed twelve (12) months following a CIC, he receives another cash payment equal to the first, to offset dollar for dollar any CIC payment for termination without good reason	N/A	1 1/2x annual salary	1 1/2x annual salary	1x annual salary

Named Executive Officer	Stephen M. O’Hara	David A. Van Vliet	Paul R. Anderegg	Steven L. Frey	James W. Shaffer	Richard M. Fiorillo

Bonus (CIC)	One-half (1/2) of then current annual salary	Pro-rated portion of maximum annual incentive bonus for CIC year if without cause or for good reason	N/A	Pro-rated portion of maximum annual incentive bonus for CIC year	Pro-rated portion of maximum annual incentive bonus for CIC year	Pro-rated portion of maximum annual incentive bonus for CIC year

Medical Benefit Continuation***	Two years for every year of service, up to a maximum of ten (10) years, for Mr. O’Hara and his family, without cost to Mr. O’Hara	Up to 12 months for Mr. Van Vliet and his family if unrelated to CIC; two (2) years if related to a CIC	Up to 24 months from 5/31/05 for Mr. Anderegg	Two (2) years for Mr. Frey and his family if related to CIC	Two (2) years for Mr. Shaffer and his family if related to CIC	N/A

Restricted Stock & Option Vesting	Unexpired options and restricted stock vest if CIC occurs or upon Mr. O’Hara’s death, disability or retirement	Unexpired options scheduled to vest within a year of end of employment vest immediately; if CIC occurs, unexpired options and restricted stock vest	Unexpired options scheduled to vest by 5/31/06 vested on 5/31/2005	Unexpired options and restricted stock vest if CIC occurs	Unexpired options and restricted stock vest if CIC occurs	Unexpired options and restricted stock vest if CIC occurs

Non-Compete & Confidentiality Provisions	Yes, non-compete and non-solicitation covenants for two (2) years after employment ends and confidentiality obligations that are in effect indefinitely	Yes, non-compete and non-solicitation covenants for one (1) year after employment ends and confidentiality obligations that are in effect indefinitely	Yes, non-compete and non-solicitation covenants for one (1) year after employment ends and confidentiality obligations that are in effect indefinitely	Yes, non-compete and non-solicitation covenants for one (1) year after employment ends and confidentiality obligations that are in effect indefinitely	Yes, non-compete and non-solicitation covenants for one (1) year after employment ends and confidentiality obligations that are in effect indefinitely	Yes, non-compete and non-solicitation covenants for one (1) year after employment ends and confidentiality obligations that are in effect indefinitely

Named Executive Officer	Stephen M. O’Hara	David A. Van Vliet	Paul R. Anderegg	Steven L. Frey	James W. Shaffer	Richard M. Fiorillo

Additional Provisions	In the event of a CIC, we will pay Mr. O’Hara a gross-up amount equal to the amount of any excise tax imposed on payments to Mr. O’Hara.	In the event of a CIC, Mr. Van Vliet will be credited with an additional five (5) years of service under our Supplemental Retirement Plan regardless of whether he leaves or remains employed.	Non-disparagement provision	In the event of a CIC, Mr. Frey will be credited with an additional five (5) years of service under our Supplemental Retirement Plan.	In the event of a CIC, Mr. Shaffer will be credited with an additional five (5) years of service under our Supplemental Retirement Plan.	N/A

*	With the exception of those shown for Mr. Anderegg, the amounts provided are for illustrative purposes only using the gross amounts provided in or derived from the summary compensation table on page 28.
**	Between 6/1/06 and 5/31/07, this amount will be reduced by Mr. Anderegg’s earnings, if any.
***	If the Executive Officer subsequently becomes employed, our medical benefit continuation shall become secondary to the benefits provided by such other employer(s).

Trust Agreements

       A trust has been established with Marshall & Ilsley Trust Company, N.A. to fund certain benefits payable following a change in control to executive officers pursuant to certain employee benefit plans. In the event of a change in control or a potential change in control that is not approved by the Board of Directors, we will be required to deposit in the trust an amount equal to the difference between the maximum amount potentially payable under the covered plans to all participants and the then-current value of the trust assets. The trust can be revoked at any time prior to a change in control. The trust will terminate automatically on the third anniversary of the occurrence of the change in control. If the trust is revoked or terminated, all remaining trust assets will be returned to us. If funds are deposited into a trust in connection with a potential change in control and an actual change in control does not occur within 90 days, the Board of Directors may direct that the deposit will be returned by the trust to us. In the event of bankruptcy or insolvency, the assets of the trust will be subject to the claims of our general creditors.

RETIREMENT PLANS

       Under our defined benefit pension plan, an employee earns benefits in any year equal to 0.25% of total compensation plus an additional 0.25% of that part of compensation which is in excess of one-half of the social security taxable-wage base, plus, for each year of employment in excess of 15 years, an additional 0.05% of total compensation. Reduced benefits are payable at early retirement. Estimated annual benefits under the plan payable upon normal retirement to the following executive officers are as follows: Mr. Frey, $14,760; Mr. Shaffer, $18,141; and Mr. Fiorillo, $30,100. Mr. O’Hara and Mr. Van Vliet are not eligible to participate under the plan. Mr. Anderegg had not vested under the plan at the time of his termination. These figures assume that participants will remain employed until their normal retirement dates and will receive increases to their current compensation consistent with historical increases in compensation. Our pension plan was amended effective September 1, 2004 so that no employee shall become a participant on or after September 1, 2004.

       We also maintain a supplemental retirement benefit plan (the “Supplemental Plan”) for a limited number of highly compensated officers and management personnel selected by the Compensation and

Organization Committee. The “formula amount” of supplemental retirement benefit payable under this plan is determined by the Committee when the participant is invited to join the plan and is subject to increase at the Committee’s discretion. Additionally, the Committee may, at its discretion, reduce the formula amount or “freeze” the then-vested benefit of certain participants. A full benefit is the participant’s final average compensation multiplied by the formula amount (between 30% and 50%). A participant who has less than 30 years of service at retirement will receive a reduced amount of the otherwise fully vested formula amount, based on actual years of service. For the purposes of the Supplemental Plan, final average compensation means the average compensation paid during the three most highly compensated years of the participant’s last five years of employment. Benefits are generally payable over 120 months beginning at age 65, but may extend for a period of up to 15 years. Any benefit payable under the supplemental plan will be reduced by benefits paid under the pension plan. For purposes of calculation of benefits under the Supplemental Plan, Mr. O’Hara will be credited with three years of service for each year of actual service rendered. Estimated annual benefits under the supplemental plan payable upon normal retirement over a ten-year period to the named executive officers are as follows: Mr. O’Hara, $440,416; Mr. Frey, $25,897; and Mr. Shaffer, $40,108. These figures reflect a reduction for the benefit payable under the pension plan (or predecessor plan), and assume that participants will remain employed until their normal retirement dates and will receive increases to their current compensation consistent with historical increases in compensation. Again, Mr. O’Hara and Mr. Van Vliet are not eligible under the pension plan. Mr. Fiorillo is not a participant in the Supplemental Plan, and Mr. Anderegg had not vested at the time of his termination. Mr. Van Vliet will not be vested under the Supplemental Plan at the effective date of his termination.

       We also maintain a Deferred Compensation Option Plan for Selected Management Employees for a limited number of highly compensated officers and management personnel. This plan has not been offered in several years and will likely not be offered in the future. Upon invitation, a participant who is selected as eligible may elect to defer not less than $3,000 nor more than $10,000 of compensation annually for a period not to exceed four years. In exchange, the participant is entitled to receive, at retirement, a retirement benefit payment payable over 15 years following his or her retirement. The amount of the retirement benefit is a function of the amount of compensation deferred and certain actuarial factors. No executive officer named in the summary compensation table participates in this plan.

STOCK OPTIONS

       The following table sets forth information concerning stock option grants made in fiscal year 2005 to the executive officers named in the Summary Compensation Table.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/sh)	Expiration Date	Grant Date Present Value ($)(2)

Stephen M. O’Hara	—	—	—	—	—

David A. Van Vliet(3)	50,000	46.9	27.00	6/05/15	357,190
	25,000	23.5	28.35	6/05/15	171,615
	25,000	23.5	29.70	6/05/15	165,015

Steven L. Frey	—	—	—	—	—

James W. Shaffer	—	—	—	—	—

Paul R. Anderegg	—	—	—	—	—

Richard M. Fiorillo	—	—	—	—	—

(1)	Based on 106,500 options granted to employees during the fiscal year. Options granted to other employees were granted under the 1999 Performance Plan, which provides that in the event of a “change in control” all options become immediately exercisable and shall remain exercisable until the option would otherwise expire by reason of lapse of time.

(2)	The fair market value of each option is estimated on the date of grant using the Black-Scholes option pricing model. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the underlying stock is sold, so that there is no assurance the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The Black-Scholes calculation assumed a risk-free rate of return of 4.04% based upon the ten-year treasury bill rate as of grant date, a dividend yield of 3.8% based upon average annual dividend yield for the prior ten years, an exercise term of ten years, a stock price volatility of 31.4% based upon average stock price volatility for the prior ten years, and no adjustments for transferability of risk of forfeiture of the options.

(3)	We granted employment-inducement options to Mr. Van Vliet outside of any of our stock-based compensation plans. Options for 50,000 shares were granted at the closing market price on June 3, 2005, and two grants for 25,000 shares each were granted at 105% and 110%, respectively, of the closing market price on June 3, 2005. All options vested on January 28, 2006, but will be exercisable for a period of three months after his termination of employment with the Company, effective September 30, 2006.

       The following table sets forth information concerning the exercise of stock options during fiscal 2005 and the fiscal year-end value of outstanding stock options for the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End(#)			Value of Unexercised In-the-Money Options at Fiscal Year End($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable(2)		Unexercisable(#)	Exercisable(3)	Unexercisable($)
Stephen M. O’Hara	—	—	204,100		1,500	9,246	10
David A. Van Vliet	—	—	100,000	(4)	—	—	—
Steven L. Frey	—	—	56,000		2,000	166,830	740
James W. Shaffer	—	—	39,750		1,250	121,087	462
Paul R. Anderegg	73,500	1,009,894	—		—	—	—
Richard M. Fiorillo	—	—	19,750		1,250	30,112	462

(1)	The value realized reflects the fair market value of the shares received on the exercise date minus the exercise price.
(2)	The Board of Directors on January 17, 2006 authorized acceleration of the vesting dates for a total of 64,334 unvested stock options granted to employees in 2003, at option prices above the current market price of Angelica’s shares on January 17. Included in the acceleration of vesting dates were: Stephen M. O’Hara, 33,334 options; Steven L. Frey, 6,000 options; James W. Shaffer, 4,000 options; and Richard M. Fiorillo, 4,000 options. By taking this action before fiscal year end, we avoided expense charges of $173,381 and $42,601, respectively, in each of the next two fiscal years.

(3)	Based upon the average of the high/low transaction prices as reported on New York Stock Exchange Composite Tape on January 27, 2006, the last trading day prior to the fiscal year end. “In-the-money” means that the fair market value of the Angelica common stock underlying the option is greater than the option’s exercise price on the valuation date. The value of unexercised options equals the fair market value of the shares underlying in-the-money options on January 27, 2006, less the exercise price, multiplied by the number of in-the-money options outstanding.

(4)	While Mr. Van Vliet’s options vested as of January 28, 2006, they will remain exercisable for a period of three months after his termination of employment with the Company, effective September 30, 2006.

Equity Compensation Plan Information

       The following table provides information as of fiscal year ended January 28, 2006, with respect to the shares of common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	413,675		$19.34	329,111

Equity compensation plans not approved by security holders	400,000	(2)	24.28	—

Total	813,675		$21.77	329,111

(1)	Includes stock options granted under the 1999 Performance Plan, which is a shareholder-approved plan, and the following shareholder-approved plans which have terminated: the 1994 Performance Plan and the 1994 Non-Employee Directors Stock Plan. No awards may be granted under any of the terminated plans following their termination. Of the shares in column (c), the 1999 Performance Plan (250,159 shares available for issuance at January 28, 2006) provides that restricted stock and stock units may also be issued under the plan; and the 2004 Equity Incentive Plan for Non-Employee Directors (78,952 shares available for issuance at January 28, 2006) provides that restricted stock, stock units, and stock purchased in lieu of retainer may also be issued under the plan, in addition to stock options. No stock options have been granted under the 2004 Equity Incentive Plan for Non-Employee Directors.

(2)	On January 2, 1998, we made a one-time grant of 100,000 stock options to Don W. Hubble at an exercise price of $21.9375 in order to induce Mr. Hubble to become our Chairman, President and Chief Executive Officer. These options were granted under a non-qualified stock option agreement upon substantially similar terms to grants made to other officers and employees under the Angelica Corporation 1999 Performance Plan, which plan was approved by the shareholders. These options expired on January 31, 2006.

On September 15, 2003, we made three one-time grants of stock options to Stephen M. O’Hara for a total of 200,000 shares as an inducement to accept employment as our President and Chief Executive Officer. One grant for 100,000 stock options at an exercise price of $19.66 was granted under substantially similar terms to the 1999 Performance Plan. Two additional employment-inducement stock option grants of 50,000 shares each were to vest and become exercisable only upon the closing price of our common stock on the New York Stock Exchange being at least, for the respective options, $25.00 per share, or $30.00 per share, during any period of five consecutive trading days during Mr. O’Hara’s term of employment. The second stock option grant of 50,000 shares vested and became exercisable on July 7, 2004, following a period of five consecutive trading days when our common stock on the New York Stock Exchange closed at $25.00 or more per share. The third stock option grant of 50,000 shares was amended by the Compensation and Organization Committee on January 27, 2005, so that the options vested and became immediately exercisable at $30.00 per share. No other terms of the stock option agreement or the options were modified. The amendment was reported on a Form 8-K filed February 2, 2005. Each option has a term of ten years from the date of grant. The option grants were filed as Exhibits 10.3, 10.4 and 10.5 to the Form 10-Q for fiscal quarter ended October 25, 2003.

On June 6, 2005, we made three one-time grants of stock options to David A. Van Vliet for a total of 100,000 shares as an inducement to accept employment as our President and Chief Operating Officer. These options were granted under non-qualified stock option agreements upon substantially similar terms to the 1999 Performance Plan. Options for 50,000 shares were granted at an exercise price of $27.00, and two grants for 25,000 shares each were granted at 105% and 110% of the $27.00 exercise price, or $28.35 and $29.70, respectively. Mr. Van Vliet has since become fully vested in each of these options. These options will remain exercisable for a period of three months after his termination of employment with the Company, effective September 30, 2006.

       On January 1, 1991, we established the Angelica Corporation Stock Award Plan in order to recognize key employees. Our Chief Executive Officer administers the Stock Award Plan and may award up to an aggregate of 3,000 shares of our common stock per fiscal year under the Plan. Any employee, except our Chief Executive Officer, is eligible to receive awards under the Plan, upon nomination by our Chief Executive Officer, or the President of any subsidiary or operating division. Our Board of Directors may, in its sole discretion, terminate or amend the Plan at any time.

STOCK PERFORMANCE GRAPH

       The rules of the Securities and Exchange Commission require proxy statements to contain a performance graph comparing, over a five-year period, the performance of the common stock to the Standard & Poor’s 500 Stock Index and to either a published industry or line-of-business index or a group of peer issuers. Angelica utilizes the Value Line Industrial Services Index for this second comparison.

$400
$350
$300
$250
$200
$150
$100
$50
0
1/31/01
1/31/02
1/31/03
1/31/04
1/31/05
1/31/06
100
129
216
250
332
204
111
91
142
170
220
83
63
83
86
94
Angelica Corporation
S&P 500
Value Line Industrial Services

	1/31/01	1/31/02	1/31/03	1/31/04	1/31/05	1/31/06

Angelica Corporation	$100.00	$128.79	$215.69	$250.16	$331.58	$203.94
S&P 500	100.00	82.74	62.64	82.81	86.48	93.71
Value Line Industrial Services	100.00	111.38	91.19	141.84	169.52	219.97

(Assumes $100 invested on January 31, 2001 and that dividends are reinvested.)

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
ANGELICA CORPORATION 1999 PERFORMANCE PLAN
(Proposal No. 2 on Proxy Card)

       We are asking for your approval of an amendment and restatement of the Angelica Corporation 1999 Performance Plan (the “Performance Plan”). The Performance Plan was originally adopted by the Board of Directors on February 23, 1999, and then was subsequently approved in May of 1999 by the shareholders. On January 27, 2004, the Board of Directors adopted an amendment and restatement of the Performance Plan, which was approved by the shareholders in May 2004. On August 29, 2006, the Board of Directors adopted the amendment and restatement of the Performance Plan, which is the subject of this proposal.

Summary of the Performance Plan

       The following is a summary of certain key provisions of the Performance Plan, as amended and restated by the terms of this proposal. This summary, however, does not purport to be a complete description of all the provisions of the Performance Plan and is qualified in its entirety by reference to the Performance Plan as amended and restated which is attached as Appendix B to this proxy statement.

Purpose of the Performance Plan

       The purpose of the Performance Plan is to advance our interests and the interests of our shareholders by encouraging the success of the Company through the acquisition of an equity interest by employees, by providing additional incentives and motivation toward superior Company performance, and by enabling us to attract and retain the services of employees upon whose judgment, talents and special effort the successful conduct of its operations is largely dependent. The Performance Plan, as amended according to this proposal, provides for the grant of incentive stock options, nonqualified stock options, restricted stock and stock units to our employees (such awards referred to in this section of the proxy statement as “Awards”).

Amendment and Restatement

       The primary effect of the amendment and restatement of the Performance Plan in this proposal is to enact the following changes in the Performance Plan: (a) increase the maximum number of shares of common stock authorized for issuance over the term of the Performance Plan from 850,000 shares to 1,100,000 to ensure that we will have a sufficient reserve of common stock available under the Performance Plan to provide eligible employees with the continuing opportunity to acquire a proprietary interest in the Company through the Performance Plan; (b) to provide that Restricted Stock awarded under the Performance Plan that is forfeited will be added back to the plan maximum; and (c) to provide that we may not effect a “repricing” (as defined in the Performance Plan) of options or other benefits under the Performance Plan without shareholder approval.

Administration

       The Performance Plan is administered by the Compensation and Organization Committee of our Board of Directors. The Compensation and Organization Committee has complete discretion to determine which eligible individuals are to receive Awards, the timing and type of Awards they will receive, the terms and conditions of each Award, including the form of any Award agreement, the number of shares subject to each Award, the exercise price of any options granted, the vesting schedule to be in effect for any option grant and the maximum term for which each granted option is to remain outstanding, up to a maximum term of ten years.

Eligibility under the Performance Plan

       Officers and employees of the Company and any designated subsidiaries and divisions as determined by the Compensation and Organization Committee are eligible to participate at the sole discretion of the Committee. Designation of a participant in any year does not require the Committee to designate such person to receive a benefit in any other year. The Compensation and Organization Committee will consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits. While it is not expected that the Compensation and Organization Committee will designate all of our employees as participants under the Performance Plan, as of September 15, 2006, the committee had granted awards to approximately eighty of our employees.

Awards

       Incentive Stock Options. The Compensation and Organization Committee may grant incentive stock options to purchase shares of our common stock at a price not less than 100% of the fair market value of the shares on the date the option is granted. Incentive stock options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death or disability, and during such three month period shall be exercisable only as to those shares with respect to which it had become exercisable on the date of termination of employment. In the event of termination of employment as a result of death or disability, such option, to the extent exercisable on the date of termination as a result of death or disability, will be exercisable for twelve months after such termination. If the optionee dies within twelve months after termination of employment by disability, then the period of exercise following death shall be the remainder of the twelve-month period or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any incentive stock option be exercised more than ten years after its grant. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all option plans of us and our subsidiaries) shall not exceed $100,000.

       Nonqualified Stock Options. The Compensation and Organization Committee may grant nonqualified stock options to purchase shares of our common stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Nonqualified stock options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death, retirement or disability. In the event termination of employment occurs as a result of death, retirement or disability, such an option, to the extent exercisable on the date of such termination, will be exercisable for twenty-four months after such termination. If the optionee dies within twelve months after termination of employment by retirement or disability, then the period of exercise following death shall be three months. However, in no event shall any option be exercised more than ten years after its grant. The Compensation and Organization Committee shall have the right to determine at the time the option is granted whether shares issued upon exercise of a nonqualified stock option shall be subject to restrictions, and if so, the nature of the restrictions.

       Restricted Stock. The Compensation and Organization Committee may issue shares of our common stock either as a stock bonus or at a purchase price of less than fair market value, subject to the restrictions or conditions specified by the committee at the time of grant. In the case of any restricted stock, the purchase price, if any, will be determined by the Compensation and Organization Committee, the restricted stock may be subject to (a) restrictions on the sale or other disposition thereof; (b) our right to reacquire the restricted stock at the purchase price, if any, originally paid therefor upon termination of the employee’s employment within specified periods; and (c) such other restrictions, conditions and terms as the Compensation and Organization Committee deems appropriate. During the period of restriction, holders of restricted stock shall be entitled to receive all dividends and other distributions made in respect of such stock and to vote such stock without limitation.

       Stock Units. Stock unit awards shall consist of the right to receive a share of common stock from the Company at a designated time in the future in accordance with such additional terms and vesting schedule as the Compensation and Organization Committee shall determine. The stock units are not transferable and we retain the right to terminate any outstanding stock unit award upon payment to the holder of the fair market value of the common stock represented by the stock unit award as of the date of termination. A participant shall not have any stockholder rights, such as voting rights or rights to receive dividends or other distributions, with respect to any stock units; however, a holder of a stock unit award shall have adjustment rights provided for in the Performance Plan, and may have the right to cash dividend equivalents if that is provided for in a stock unit agreement.

Limited Transferability of Awards

       Awards granted under the Performance Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (other than by will or by the laws of descent and distribution). However, participants may, in a manner specified by the Compensation and Organization

Committee, transfer nonqualified stock options to (a) a member of the participant’s family; (b) a trust for the benefit of the participant or a member of the participant’s family; or (c) a partnership, corporation, limited liability company or other entity in which aggregate interest of the participant and members of the participant’s family exceed 80% of all interest.

Total Number Of Shares Subject To The Performance Plan

       The Performance Plan authorizes the issuance of up to 1,100,000 shares of our common stock, which may be authorized but unissued or treasury shares. If an Award is cancelled, terminates, expires or lapses without having been fully exercised or vested, the unvested or cancelled shares of our common stock generally will be returned to the available pool of shares reserved for issuance under the Performance Plan, except shares of common stock underlying forfeited stock unit Awards will not be added back to such pool of available shares. Also, if we experience a change in the number of issued shares of common stock without having received new consideration, such as in the case of a stock dividend, we will change the number of shares reserved under the Performance Plan, the maximum number of shares available to a participant and the number of shares covered by each outstanding benefit so that the value of each such benefit is not changed. The Board of Directors has discretion to authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate, without affecting the number of shares reserved thereunder or available for issuance under the Performance Plan and any outstanding Awards as appropriate to reflect the stock dividend or other change.

Federal Income Tax Consequences

       The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Performance Plan. Tax consequences for any particular individual may be different.

       No income will be realized by a participant on the grant of an incentive stock option or a nonqualified stock option, the grant of a stock appreciation right or upon the award of restricted stock, and we will not be entitled to a deduction at such time. If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise. We will not be entitled to a deduction by reason of the exercise.

       If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition; or (b) the fair market value of the shares on the date of exercise, over the holder’s basis in the shares. We generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

       Upon the exercise of a nonqualified stock option or the surrender of a stock appreciation right, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or Base Price, as the case may be, is ordinary income to the holder as of the date of exercise. We generally will be entitled to a deduction equal to such excess amount in the year of exercise.

       Subject to a voluntary election by the holder under Section 83(b) of the Internal Revenue Code of 1986, as amended, a holder will realize income as a result of the award of restricted stock at the time the restrictions expire on such shares. An election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a

Section 83(b) election) over the purchase price, if any, of such shares. We generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

       A participant will realize income as a result of a performance award at the time the award is issued or paid. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. We will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment.

Amendment and Termination of the Performance Plan

       The Board generally may amend or terminate the Performance Plan at any time and for any reason, except that the Board will obtain shareholder approval for certain amendments including any increase in the total number of shares which may be issued under the Performance Plan or increase in the amount or type of benefits granted under the Performance Plan; change the minimum purchase price, if any, of shares of common stock which may be subject to benefits under the Performance Plan or modify the eligibility requirements for benefits under the Performance Plan. Subject to certain conditions, no Award shall be granted under the Performance Plan after February 23, 2009.

Change in Control

       In the event of a “Change of Control” (as defined below) of the Company, all outstanding stock options shall become fully vested and exercisable, any restrictions on restricted stock shall lapse and stock units awarded under the Performance Plan shall be deemed earned on the assumption that all performance goals, if any, have been achieved to the fullest extent scheduled in any stock unit agreement between us and an employee. A “Change of Control” is defined as any of the following: (a) the acquisition by any person of 20% or more of either our outstanding common stock or the combined voting power of our common stock entitled to vote for the election of directors; (b) the incumbent directors at the time of initial approval of the Performance Plan, i.e., February 23, 1999, or any subsequent directors whose election or nomination was approved by a majority of the then incumbent directors, cease to constitute a majority of the Board of Directors; (c) approval by the stockholders of a reorganization, merger or consolidation of the Company under certain circumstances; or (d) approval by the stockholders of a liquidation or dissolution or a sale of substantially all of our assets under certain circumstances.

New Plan Benefits

       The benefits or amounts that will be received by or allocated to officers and directors under the Performance Plan are not determinable because such benefits or amounts, if any, will be awarded in the future at the discretion of the Compensation and Organization Committee.

       As of the date of this proxy statement, since January 28, 2006, the Compensation and Organization Committee has granted the restricted stock awards listed below under the Performance Plan under its current terms without the amendments discussed in this proposal. As these shares were issued out of the remaining authorized shares under the Performance Plan before it was amended, the awards below are not contingent on the shareholders’ approval of this proposal number 2.

Name and Position	Dollar Value ($) Of Restricted Stock(1)	Number of Shares of Restricted Stock
Stephen M. O’Hara	685,877	38,403
David A. Van Vliet	279,616	15,656	(2)
Steven L. Frey	211,927	11,866
James W. Shaffer	201,586	11,287
Paul R. Anderegg	—	—
Richard M. Fiorillo	121,984	6,830
Executive Group (All Executive Officers of the Company as a group)	1,500,990	84,042
Non-Executive Officer Employee Group (All employees, including all officers who are not Executive Officers, as a group)	2,303,422	128,971

(1)	As determined by the closing price on September 19, 2006 on the New York Stock Exchange of Angelica’s common stock of $17.86.

(2)	Mr. Van Vliet will forfeit all of these restricted shares effective with his termination of employment with the Company.

Additional information

       The affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting is required for approval of this proposal to amend and restate the Performance Plan, provided that the total vote cast on the proposal represents over 50% of our outstanding shares. If shareholders do not approve this proposal, then the Performance Plan will not be amended or restated and will continue under its current terms.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ANGELICA CORPORATION 1999 PERFORMANCE PLAN AS DESCRIBED ABOVE.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 3 on Proxy Card)

       The Board of Directors is submitting the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the 2006 fiscal year for ratification of our shareholders. Deloitte & Touche LLP has served as our independent registered public accounting firm since April 15, 2002. Ratification of the selection of Angelica’s independent registered public accounting firm is not required by any statute or regulation to which we are subject or by our bylaws. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 27, 2007. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the 2006 fiscal year requires the affirmative vote of a majority of the shares cast on the proposal. If shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider its selection.

       Representatives of Deloitte & Touche LLP are expected to be present at the meeting. These representatives may make a statement if they so desire and will be able to respond to appropriate questions by shareholders.

Audit Fees

       The information set forth below summarizes the fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively the “Deloitte Entities”), our independent registered public accountants, during the fiscal years ended January 28, 2006 and January 29, 2005:

	Fiscal Year Ended January 28, 2006	Fiscal Year Ended January 29, 2005
Audit Fees(1)	$578,540	$394,154
Audit-Related Fees(2)	63,690	—
Tax Fees		—
All Other Fees	—	—

(1)	Audit fees consist of professional and service fees billed for the audit of our annual consolidated financial statements, reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, and the audit of our assessment and effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit-related fees consist of fees billed for professional services related to various other attest services and assistance with and review of documents filed with the U.S. Securities and Exchange Commission.

Auditor Services Preapproval Policy

       The Audit Committee pre-approves all fees and services provided by the Deloitte Entities. Our Audit Committee has adopted pre-approval policies and procedures for non-audit services, and 100% of all services disclosed above for the fiscal years ended January 28, 2006, and January 29, 2005, were pre-approved by our Audit Committee and were provided pursuant to such policies and procedures.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2006 FISCAL YEAR.

* * *

INFORMATION ABOUT SHAREHOLDER PROPOSALS

       If any shareholder wants to submit a proposal for inclusion in the proxy material for the 2007 annual meeting, it must be received by our Corporate Secretary by July 3, 2007. Proposals should be mailed to:

Angelica Corporation
424 South Woods Mill Road
Chesterfield, MO 63017-3406
Attention: Steven L. Frey, Corporate Secretary

       Proposals not in full conformity with the applicable rules of the Securities and Exchange Commission may be excluded from the proxy statement.

       In addition, under our bylaws, shareholder proposals, including nominations of candidates for director, which are not included in the proxy statement may be considered at the meeting if the shareholder gives timely notice of the proposal or nomination in writing to our Corporate Secretary. To be timely, a shareholder’s notice must be received by the Corporate Secretary not less than 60 days nor more than 90 days prior to the date of the meeting. However, if a notice of the meeting was not mailed, or the date of the meeting not publicly disclosed, at least 70 days before the date of the meeting, then shareholders may submit director nominations or other proposals to be presented at the meeting if proper notice is delivered to and received by our Corporate Secretary within 10 days after any such mailing or public disclosure. The shareholder’s notice must include:

  a brief description of each item of business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

  the name and address, as they appear on Angelica’s books, of the shareholder proposing such business;

  the number of shares of common stock which are beneficially owned by the shareholder; and

  any material interest of the shareholder in such business.

       Any shareholder nomination concerning a director candidate must be accompanied by:

  the name and address of the shareholder and the number of shares of common stock owned by the shareholder; and

  a statement from the candidate indicating his or her willingness to serve if elected and disclosing principal occupations or employment of the candidate over the past five years.

ANNUAL REPORT

       A copy of our Annual Report on Form 10-K for the year ended January 28, 2006, as filed with the Securities and Exchange Commission (but without exhibits), may be obtained by any shareholder, without charge, upon making a written or telephone request to Investor Relations, Angelica Corporation, 424 South Woods Mill Road, Chesterfield, MO 63017-3406, Telephone: (314) 854-3800.

HOUSEHOLDING OF MATERIALS

       In some instances, only one copy of this proxy statement is being delivered to multiple shareholders sharing a common address, unless we have received instructions from one or more of the shareholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of the proxy statement to any stockholder at your address. If you wish to receive a separate copy of the proxy statement, you may call us at (314) 854-3800, or send a written request to Investor Relations, Angelica Corporation, 424 South Woods Mill Road, Chesterfield, MO 63017-3406. If you have received only one copy of the proxy statement and wish to receive a separate copy for each shareholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, shareholders sharing an address who now receive multiple copies of the proxy statement may request delivery of a single copy, also by calling us at the number or writing to us at the address listed above.

* * *

Appendix A

ANGELICA CORPORATION
Audit Committee of the Board of Directors
AMENDED AND RESTATED CHARTER

       This charter (the “Charter”) shall govern the operations of the Audit Committee (the “Committee”) of the Board of Directors of Angelica Corporation (the “Company”).

I. Organization/Membership

       The Committee shall be composed of not less than three Directors, each of whom is an “independent” Director. An independent Director is a member of the Board of Directors of the Company who:

  the Board of Directors of the Company has affirmatively determined has no material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with the Company, either individually or as a partner, shareholder or officer of an organization or entity having such a relationship with the Company;

  is not, and has not been, for the three years prior to the date of determination, an employee of the Company and who has no immediate family member who is or has been, for the three years prior to the date of determination, an executive officer of the Company;

  is not a current partner or employee of a firm that is the Company’s internal or external auditor, and who has no immediate family member who is a current employee of such a firm who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or, in the event the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm, the director or the immediate family member did not personally work on the Company’s audit within that time;

  is not, and has not been (and who has no immediate family member who is or has been), for the three years prior to the date of determination, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of the company that concurrently employed the director (or immediate family member) as an executive officer;

  does not, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company, other than director and committee fees and receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service to the Company (provided that such compensation is not contingent in any way on continued service);

  has not (and who has no immediate family member who has), during any twelve-month period in the three years prior to the date of determination, received more than $100,000 in direct compensation from the Company, other than director and committee fees and receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service to the Company (provided that such compensation is not contingent in any way on continued service); and

  is not a current employee (and who has no immediate family member who is a current executive officer) of another company that, prior to the date of determination, has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

       For the purpose of determining independence, “immediate family member” means such director’s: spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who shares the director’s home. The Committee may determine a director to be independent if the disqualifying issue relates to an immediate family member who is no longer an immediate family member as a result of legal separation or divorce or if the relevant immediate family member has died or become incapacitated. References to any company include any parent or subsidiary in a consolidated group with the company.

       Each Director who serves on the Committee shall, in the judgment of the Board of Directors, be financially literate, and at least one member shall be an “Audit Committee financial expert.” A Director shall be considered an Audit Committee financial expert if the Director:

  has an understanding of financial statements and generally accepted accounting principles;

  has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

  has experience preparing, or actively supervising others in, auditing, analyzing or evaluating financial statements with a breadth and level of complexity generally comparable to the breadth and complexity of issues that can reasonably be expected to arise in the Company’s financial statements;

  has an understanding of internal controls and procedures for financial reporting; and

  has an understanding of the functions of the audit committee.

       The Board of Directors can determine that a person has acquired the above attributes through the person’s education and experience as, or experience actively supervising, a principal financial officer, principal accounting officer, controller, public accountant or auditor or another position with responsibility for the preparation, auditing or evaluation of financial statements.

       The Board of Directors expects that no Director will serve on the Committee if he or she is serving on the audit committees of more than two other publicly traded corporations. In determining whether an exception to this expectation is warranted, the Board will take into consideration whether a Director is otherwise retired from full time employment and, thereby, better able to accommodate the duties of additional audit committee memberships.

II. Purposes and Authority

       The Committee shall have the sole authority to hire and fire the independent auditors of the Company and to approve any non-audit relationship with the independent auditors. The purpose of the Committee shall be to assist the Board of Directors of the Company in the Board’s oversight of:

  the integrity of the Company’s financial statements;

  the Company’s compliance with applicable legal and regulatory requirements with respect to financial reporting;

  the independent auditor’s qualifications and independence; and

  the performance of the Company’s internal audit function and the Company’s independent auditors.

       The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors of the Company, for payment of:

  Compensation to the independent auditors;

  Compensation to any advisers employed by the Committee; and

  Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

       The Committee will also prepare its report that is required by the rules and regulations of the Securities and Exchange Commission to be included in the Company’s proxy statement for the annual meeting of shareholders. The Committee will maintain free and open means of communication between the Board of Directors, the independent auditors, the internal auditors and those responsible for financial management for the Company.

III. Responsibilities

       In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to the changing conditions and to ensure to the Board of Directors and shareholders of the Company that the corporate accounting and reporting practices of the Company are in accordance with all applicable requirements and are of the highest quality.

       Specifically, the Committee will:

  Have regular meetings at least four times a year and special meetings as the Committee may deem necessary;

  Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including the resolution of disagreements between management and the independent auditors regarding financial reporting). The independent auditors will report directly to the Committee.

  Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the then-current year, the proposed audit fees and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors, and elicit the judgment of the independent auditors regarding the quality of the accounting principles applied to the Company’s financial reporting;

  At least annually, assess the independence of the independent auditor by reviewing all relationships between the independent auditor and the Company and obtain and review a report by the independent auditor describing the independent auditor’s internal quality-control procedures, any material issues raised in the most recent quality-control review or peer review of the independent auditor or by any inquiry or investigation of the independent auditor by a governmental or professional authority within the past five years with respect to one or more audits carried out by the independent auditor and any steps taken by the independent auditor to deal with the issues;

  Meet to review the annual audited and quarterly financial statements with management and the independent auditors, including the specific disclosures in the management’s discussion and analysis section of the Form 10-K or Form 10-Q. In conjunction with such annual or quarterly meeting, the Committee shall review:
    major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles and major issues as to the adequacy and effectiveness of internal controls and any special audit actions taken in light of major internal control deficiencies;
    analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including an analysis of the effects of alternative methods of generally accepted accounting principles on the financial statements; and
    the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on financial statements;
  Discuss the type of information to be disclosed in earnings press releases, earnings guidance and other financial presentations that are to be provided to analysts, rating agencies and the general public, paying particular attention to the use of “pro forma” or “as adjusted” financial disclosures that are not determined in accordance with generally accepted accounting principles;

  Discuss the Company’s guidelines and policies regarding risk assessment and risk management;

  Meet separately with management, the internal auditors and the independent auditors. The meeting with the independent auditors should include a discussion of any restrictions placed on the scope of the independent auditors activities or on access to requested information, any significant disagreements with management, and an evaluation by the internal auditors of the Company’s financial, accounting and internal auditing personnel and the cooperation that the independent auditors received from such personnel during the course of the audit. The Committee shall be informed of and may review:

    Any accounting adjustments that were noted by the independent auditors but “passed” (as immaterial or otherwise);

    Any communications between the independent audit team and the independent auditor’s national offices about auditing or accounting issues raised in the course of the audit of the Company’s financial statements; or

    Any management or internal control letter issued, or proposed to be issued, by the audit firm to the Company.
The meeting with the internal auditors should include a review of the responsibilities, budget and staffing of the Company’s internal audit function as well as the internal auditors’ independence and authority, reporting obligations, proposed internal audit plan for the coming year and coordination of the plan with the independent auditors. The internal auditors should also present a summary of findings for completed internal audits and progress reports on current internal audit plans, with explanations for any deviations from the plan;
  Review and approve all relationships between the independent auditors and the Company, other than the audit of the financial statements with a view toward ensuring the objectivity and independence of the independent auditors. In this regard, the Committee will set clear hiring policies with respect to employees or former employees of the independent auditors by the Company to ensure that there are no direct or indirect adverse effect on independence of the independent auditors due to the potentiality of future employment by the Company of such personnel;

  Establish procedures for the receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal controls and auditing matters and for the confidential, anonymous submission of such complaints and concerns by employees of the Company; and

  Submit reports of all meetings of the Committee to, and discuss the matters covered at each Committee meeting with the Board of Directors. The reports to the Board should include a review of any issues relating to the quality and integrity of the Company’s financial statements, its compliance with legal and regulatory requirements, the performance and independence of the independent auditors and the performance of the internal audit function.

IV. Annual Review

       The Committee annually will review and assess the adequacy of the Charter and the Committee’s own performance under the Charter. The Committee will determine whether any changes to the Charter are advisable or any corrective actions should be undertaken to correct any deficiencies or weaknesses noted in the self-evaluation. The findings of the Committee, as well as any amendments to the Charter, will be presented to the Board of Directors for its approval.

       As adopted by the Board of Directors on March 27, 2001, amended and restated on March 13, 2003, amended and restated on March 17, 2004, amended and restated on May 24, 2004, amended and restated on March 17, 2005.

Appendix B

ANGELICA CORPORATION
1999 PERFORMANCE PLAN

Amended and Restated August 29, 2006

       The Board of Directors of Angelica Corporation (the “Corporation”) established the Angelica Corporation 1999 Performance Plan effective February 23, 1999, and amended and restated it effective January 27, 2004. The Board now wishes to further amend the Plan to increase the number of shares received for issuance under the Plan from 850,000 shares to 1,100,000 shares and to provide that Restricted Stock awarded under the Plan that is forfeited shall be added back to the Plan maximum.

       1. Purpose. The purpose of this Plan is to encourage certain employees of Angelica Corporation, and of such subsidiaries of the Corporation as the Committee administering the Plan designates, to acquire Common Stock of the Corporation based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Corporation and thus provide an incentive for continuation of the efforts of employees for the success of the Corporation and for continuity of employment.

       2. Administration. The Plan will be administered by the Compensation and Organization Committee (the “Committee”) of the Board of Directors of the Corporation consisting of three or more Directors as the Board may designate from time to time, each of whom is an “independent” under the Committee’s charter, an “outside director” as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder and a “Non-Employee Director” as that term is defined pursuant to Rule 16b-3 of the Securities Act of 1934, as amended (the “Act”). The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Corporation and its stockholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

       In addition to the other powers granted to the Committee under this Plan, the Committee shall have the discretionary power: (a) to determine to which of the employees of the Corporation awards shall be made; (b) to determine whether an award will consist of an Option, Restricted Stock, Stock Units or any combination thereof, (c) to determine the time or times when grants shall be made and to determine the number of shares of Common Stock subject to each such award; (d) to prescribe the form of any award agreement evidencing an award and make any amendment or modification to any award agreement consistent with the terms of this Plan; (e) to determine the terms and conditions applicable to each award (which need not be identical); (f) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of this Plan; and (g) to construe and interpret this Plan, such rules and regulations and the instruments evidencing the awards.

       3. Shares Reserved Under the Plan. There is hereby reserved for issuance under the Plan an aggregate of One Million and One Hundred Thousand (1,100,000) shares of Common Stock of the Corporation, which may be authorized but unissued or treasury shares. Shares underlying expired, cancelled or forfeited options, rights or awards may be added back to the Plan. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Corporation, the number of shares available for issuance under the Plan shall be reduced by the gross (rather than the net) number of shares which would have been issued pursuant to such exercise, regardless of the number of shares surrendered in payment. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding, even while subject to restrictions. Effective October 31, 2006, shares of Restricted Stock may be added back to the Plan maximum if such Restricted Stock is forfeited. Common Stock subject to a Stock Unit award will reduce the Plan maximum while such Stock Unit award is outstanding, even while such award is not vested. Shares of Common Stock subject to a Stock Unit award may not be added back to the Plan maximum if such Stock Unit award is forfeited.

       Notwithstanding the above, the maximum number of shares subject to stock options that may be awarded in any calendar year to any individual shall not exceed Fifty Thousand (50,000) shares (as adjusted in accordance with Section 11).

       4. Participants. Participants will consist of such officers and employees of the Corporation or any designated subsidiary as the Committee in its sole discretion determines have an important impact on the success and future growth and profitability of the Corporation. Designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

       5. Types of Benefits. The following benefits may be granted under the Plan: (a) Incentive Stock Options, (b) Nonqualified Stock Options; (c) Restricted Stock; and (d) Stock Unit Awards, all as described below.

       6. Date of Granting Benefits. All benefits granted under the Plan shall be granted as of an award date. Promptly after each award date, the Corporation shall notify the participant of the grant of the benefit, and shall hand deliver or mail to the participant an agreement awarding the benefit, duly executed by and on behalf of the Corporation.

       7. Incentive Stock Options. Incentive Stock Options shall consist of stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or (iii) by a combination of the foregoing, in the manner provided in the option agreement. Incentive Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will be exercisable to the extent that such option was exercisable on the date of termination for a period of not more than three months after termination of employment for any reason other than death or disability. In the event termination of employment occurs as a result of death or disability, such an option will be exercisable to the extent that such option was exercisable on the date of termination for a period of 12 months after such termination. If the optionee dies within 12 months after termination of employment by disability, then the period of exercise following death shall be the remainder of the 12-month period, or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any Incentive Stock Option be exercised more than ten years after its grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000, or such other amounts and limitations as may be provided from time to time by the Code and any regulations promulgated thereunder. The fair market value of stock shall be determined without regard to any restriction, other than a restriction, which, by its terms, will never lapse.

       8. Nonqualified Stock Options. Nonqualified Stock Options shall consist of nonqualified stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or (iii) by a combination of the foregoing, in the manner provided in the option agreement. Nonqualified Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will be exercisable to the extent that such option was exercisable on the date of termination for a period of not more than three months after termination of employment of the participant for any reason other than death, retirement or disability. In the event termination of employment of the participant occurs as a result of death, retirement or disability, such an option will be exercisable to the extent that such option was exercisable on the date of termination for a period of 12 months after such termination. If the participant dies within 12 months after termination of employment by retirement or disability, then the period of exercise following death shall be three months. However, in no event shall any option be exercised more than ten years after its initial grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The Committee shall have the right to determine at the time the option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions, and if so, the nature of the restrictions. Subject to the provisions of this Section 8, a participant may at any time before the earlier of his or her death or the date when a Nonqualified Stock Option is exercised, direct that all or any portion of the option granted or to be granted pursuant to this Section 8 be granted or regranted in the name of one or more Permissible Transferees. Such direction shall be effective only to the extent that the Corporation receives written notice from the participant, before his or her death, advising of such a direction, the name or other identifying information concerning the Permissible Transferee or Transferees, and the number of shares to which such direction relates. If an option is issued in the name of a Permissible Transferee, such Permissible Transferee shall have, with respect to such option, all of the rights, privileges and obligations which would attach thereunder to the optionee if the option were issued to such participant.

       A Permissible Transferee is a person or entity, other than a participant, to whom a Nonqualified Stock Option is transferred as provided in this Section. The only Permissible Transferees are (a) one or more members of the participant’s family, (b) one or more trusts for the benefit of the participant and/or one or more members of the participant’s family, or (c) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant’s family exceed 80 percent of all interests. For this purpose, the participant’s family includes only the participant’s spouse, children and grandchildren.

       9. Restricted Stock. Restricted Stock shall consist of Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of Stock Options or as Stock Unit) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

         (a) The purchase price, if any, will be determined by the Committee.

         (b) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee’s employment within specified periods; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

         (c) The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

         (d) The participant shall be entitled to vote the Restricted Stock during the period of restriction.

         (e) The Committee shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

       10. Stock Units. Stock Units shall consist of the right to receive a share of Common Stock from the Corporation at a designated time in the future (provided such Stock Unit is vested at such time) which is granted to a participant pursuant to this Section and which is subject to the restrictions set forth in this Section or in any Stock Unit Agreement that evidences such right. In the case of any Stock Units:

         (a) Each Stock Unit Agreement shall indicate the date or conditions, including the achievement of certain performance objectives, under which such Stock Units shall become vested.

         (b) A Stock Unit shall not be transferable under any circumstances and no transfer of a participant’s rights with respect to such Stock Unit, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the transferee any interest or right in or with respect to such Stock Unit, but immediately upon any attempt to transfer such Stock Unit, such Stock Unit, and all of the rights related thereto, shall be cancelled and shall be forfeited by the participant and the transfer shall be of no force or effect.

         (c) As soon as practical after the time stated in the Stock Unit Agreement, shares of Common Stock equal to the number of vested Stock Units reflected in the applicable Stock Unit Agreement shall be distributed to the participant (or the beneficiary(ies) or personal representative of a deceased participant). Distributions shall be made in shares of Common Stock, with fractional shares rounded up to the nearest whole share.

         (d) The Committee may, at any time, in its absolute discretion, terminate any Stock Unit Award then outstanding, whether vested or not, provided, however, that the Corporation, in full consideration of such termination shall pay with respect to each Stock Unit, whether or not vested on the date of such termination, an amount equal to the fair market value of a share of Common Stock determined as of the date of termination.

         (e) A participant will not have any stockholder rights, such as rights to vote or to receive dividends or other distributions, with respect to any Stock Units. A participant will have only adjustment rights provided in this Plan and the cash dividend equivalent rights, if any, provided in the Stock Unit Agreement.

       11. Adjustment Provisions.

         (a) If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the maximum number of shares available to a particular participant or Permissible Transferee, and the number of shares covered by each outstanding benefit, shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

         (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

       12. Change of Control. Notwithstanding any other provision of this Plan, upon a Change of Control (as defined in this Section 12) outstanding benefits shall become immediately and fully exercisable or payable according to the following terms:

         (a) Any outstanding and unexercised Incentive Stock Option or Nonqualified Stock Option shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

         (b) Any Restricted Stock granted pursuant to Section 9 shall become immediately and fully transferable, and the Committee shall be deemed to have exercised its discretion to waive any automatic forfeitures provided with respect to such Restricted Stock. Any shares held in escrow shall be delivered to the participant, and the share certificates shall not contain the legend specified by subsection 9(e).

         (c) Any Stock Unit granted pursuant to Section 10 that has not expired or been forfeited shall be deemed to have been earned on the assumption that all performance goals, if any, have been achieved to the fullest extent scheduled in the Stock Unit Agreement.

         (d) For purposes of this Plan, Change of Control shall mean: (i) the acquisition by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of ownership of 20% or more of either (a) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); (ii) individuals who, as of February 23, 1999, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to February 23, 1999 whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (iii) approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (b) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or (iv) approval by the stockholders of the Corporation of (a) a complete liquidation or dissolution of the Corporation or (b) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

       13. Nontransferability. Each benefit granted under the Plan to an employee shall not be transferable, other than a Nonqualified Stock Option to a Permissible Transferee, except by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder), and shall be exercisable, during the participant’s lifetime, only by the participant or, in the case of a Nonqualified Stock Option, a Permissible Transferee. In the event of the death of a participant, exercise or payment shall be made only:

         (a) By or to a Permissible Transferee, the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution; and

         (b) To the extent that the deceased participant was entitled thereto at the date of his death.

       14. Taxes. The Corporation shall be entitled to withhold the amount of any tax attributable to any shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice, and the Corporation may defer delivery as to any shares if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on the average of the high and low prices per share of Stock on the New York Stock Exchange on the date of such notice, or, if such date is not a trading day, the last preceding trading day.

       15. Tenure. A participant’s right, if any, to continue to be employed by the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

       16. Duration, Interpretation, Amendment and Termination. No benefit shall be granted after February 23, 2009; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein. Without the prior approval of the Corporation’s stockholders, the Corporation will not effect a “repricing” (as defined below) of any stock options or other benefits granted under the terms of this Plan. For purposes of the immediately preceding sentence, a “repricing” shall be deemed to mean any of the following actions or any other action having the same effect: (a) the lowering of the purchase price of an option or other benefit after it is granted; (b) the canceling of an option or other benefit in exchange for another option or benefit at a time when the purchase price of the cancelled option or benefit exceeds the fair market value of the underlying stock (unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction); (c) the purchase of an option or other benefit for cash or other consideration at a time when the purchase price of the purchased option or benefit exceeds the fair market value of the underlying stock (unless the purchase occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction) or (d) an action that is treated as a repricing under generally accepted accounting principles. To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan.

       The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this Section shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant’s or Permissible Transferee’s consent. No amendment of the Plan shall, without approval of the stockholders of the Corporation (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Common Stock which may be made subject to benefits under the Plan; or (c) modify the requirements as to eligibility for benefits under the Plan.

       17. Stockholder Approval. No award shall be made under this Plan that would exceed the Plan maximum set forth in the January 27, 2004 restatement before approval of this August 29, 2006 restatement of the Plan by the shareholders of the Corporation.

       18. Governing Law. Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the internal laws of the State of Missouri, excluding its conflict of law rules and the conflict of law rules of any other state.

       19. Severability. The invalidity of any particular clause, provision or covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.

Angelica®

c/o UMB Bank, n. a.
P.O. Box 419064
Kansas City, MO 64141

VOTE BY TELEPHONE

Have your proxy card available when you call our **Toll-Free number 1-888-693-8683** using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website **www.cesvote.com** and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the **postage-paid envelope** provided or return it to: Proxy Tabulator, P.O. Box 535450, Pittsburgh PA 15253.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a touch-tone telephone: **1-888-693-8683**	Access the Website and cast your vote: **www.cesvote.com**	Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week.

If you vote by telephone or over the Internet, do not mail your proxy card.

Telephone and Internet votes must be received by 6:00 a.m. EST on October 31, 2006 to be included in the final tabulation.

➔

If voting by mail, this proxy card must be signed and dated below.
⇩ Please fold and detach card at perforation before mailing. ⇩

Angelica®

Proxy for Annual Meeting of Shareholders to be held on October 31, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen M. O'Hara and Steven L. Frey, and each of them, the proxy of the undersigned, each with power of substitution, to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Angelica Corporation to be held on October 31, 2006 and at any adjournment thereof; provided, however, that said shares shall be voted as specified on the reverse side hereof.

Date:______________________________ 2006

____

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Signature of Shareholders(s)

(Please sign proxy exactly as name appears hereon. Joint owners should each sign personally. Corporate proxies should be signed by authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.)

IF VOTING BY MAIL, PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Proxy Tabulator, P.O. Box 535450, Pittsburgh, PA 15253, so your shares will be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

⇩ Please fold and detach card at perforation before mailing. ⇩

ANGELICA CORPORATION **PROXY**

Unless otherwise indicated, this proxy will be voted FOR Proposals 1, 2 and 3.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1. ELECTION OF DIRECTORS to serve for three year terms expiring in 2009:
   Nominees: (1) Ronald J. Kruszewski (2) Stephen M. O'Hara

   ❑ **FOR All** ❑ **WITHHOLD ALL** ❑ **FOR ALL EXCEPT**

   To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and strike a line through the nominee's name.

   ❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

   ❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof in such manner as said proxies shall determine in their sole discretion.

❑ Check here if you plan to attend the meeting.

(Continued on reverse side)